Exhibit 10.1

COMPOSITE LEASE AGREEMENT
dated May 21, 2007 but
effective as of January 1, 2007
by and between
MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY
and
FEDERAL EXPRESS CORPORATION

Page
ARTICLE I
DEFINITIONS; INTERPRETATIVE PROVISIONS

Section 1.01 Definitions	1
Section 1.02 Other Terms	5
Section 1.03 Interpretative Provisions	5
Section 1.04 Nature of the Lease; Additional Parcels	6

ARTICLE II
THE LEASE

Section 2.01 Grant of Leasehold	6
Section 2.02 Term	7
Section 2.03 Rent	7
Section 2.04 Net Lease	8
Section 2.05 Granting of Easements by Tenant	8
Section 2.06 Use of Premises; Compliance with Law; Licenses and Permits; Nondiscrimination	8
Section 2.07 Ingress and Egress	10
Section 2.08 Approach Protection; Reservation of Mineral Rights	11
Section 2.09 Authority’s Right of Entry	11
Section 2.10 Renewal of Term of Agreement	12

ARTICLE III
ALTERATIONS AND IMPROVEMENTS

Section 3.01 Improvements	13
Section 3.02 Liens	14

ARTICLE IV
MAINTENANCE; UTILITIES; TAXES AND ASSESSMENTS; INSURANCE

Section 4.01 Maintenance	15
Section 4.02 Utilities	16
Section 4.03 Taxes and Assessments	16
Section 4.04 Insurance	17

ARTICLE V
CASUALTY; CONDEMNATION; TERMINATING EVENTS

Section 5.01 Casualty Losses	19
Section 5.02 Condemnation	19
Section 5.03 Terminating Events	21

(i)

(continued)

Page
ARTICLE VI
ASSIGNMENT AND SUBLETTING

Section 6.01 Assignment and Subletting by Tenant	21
Section 6.02 Assignment by Authority	22
ARTICLE VII
COVENANTS
Section 7.01 Quiet Enjoyment of Premises	22
Section 7.02 Maintenance of Corporate Existence, Etc	22
Section 7.03 Estoppel Certificates	23
Section 7.04 Security Control	23
Section 7.05 Indemnification by Tenant	23
Section 7.06 Surrender of Premises	24

ARTICLE VIII
HAZARDOUS SUBSTANCES

Section 8.01 Notice of Discovery of Hazardous Substances	24
Section 8.02 Permitted Activities; Compliance Program	24
Section 8.03 Indemnity	25
Section 8.04 Removal of Under- and Above-Ground Storage Tanks	26

ARTICLE IX
REPRESENTATIONS AND WARRANTIES

Section 9.01 Authority’s Representations and Warranties	26
Section 9.02 Tenant’s Representations and Warranties	27

ARTICLE X
DEFAULT; REMEDIES

Section 10.01 Breach by Tenant	28
Section 10.02 Breach by Authority; Set-offs Against Rents	31
Section 10.03 No Personal Liability	31

ARTICLE XI
MISCELLANEOUS

Section 11.01 Governing Law; Consent to Jurisdiction	32
Section 11.02 Severability	32
Section 11.03 Notices	32
Section 11.04 Entire Agreement; Amendments	33
Section 11.05 Parties in Interest	33
Section 11.06 Further Assurances	33

(ii)

(continued)

Page
Section 11.07 Waivers	34
Section 11.08 Rights and Remedies Cumulative	34
Section 11.09 Time is of the Essence	34
Section 11.10 Costs and Attorneys’ Fees	34
Section 11.11 Counterparts; Effectiveness	34
Section 11.12 Authority May Perform Tenant’s Obligations	34
Section 11.13 Subordination of Agreement to Certain Agreements with Federal Government; FAA Approval	35
Section 11.14 Memorandum of Lease	35
Section 11.15 Interpretation	35

(iii)

     THIS COMPOSITE LEASE AGREEMENT (this “Agreement”), dated May 21, 2007 but effective as of January 1, 2007 (the “Effective Date”), is made by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY, a body politic and corporate, organized and existing under and by virtue of the laws of the State of Tennessee (the “Authority”), and FEDERAL EXPRESS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Tenant”).
WITNESSETH:
     WHEREAS, Authority and Tenant are parties to a Consolidated and Restated Lease Agreement dated as of August 1, 1979, as modified, amended and supplemented from time to time (collectively, the “Original Lease Agreement”); and
     WHEREAS, Authority and Tenant desire to replace the Original Lease Agreement with twenty-three lease agreements, each of which demises to Tenant a portion of the premises demised under the terms of the Original Lease Agreement, or demises to Tenant property not previously demised under the terms of the Original Lease Agreement, on terms that generally represent a restatement of the Original Lease Agreement, as further amended and supplemented; for the sake of simplicity, the parties intend this Agreement to represent each of those twenty-three lease agreements and to show the differences among those twenty-three lease agreements by attaching as Exhibit A to this Agreement a schedule that sets forth each parcel that Authority demises to Tenant, the portion of the Term during which the demise of each such parcel will be in effect, and the rent that Tenant will pay to Authority in respect of each such parcel, all as hereinafter set forth;
     NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATIVE PROVISIONS
     Section 1.01 Definitions. Unless the context shall clearly require otherwise, the terms set forth in this Section shall, for all purposes of this Agreement and of any modification or amendment hereof and of any supplement hereto, have the meanings specified herein:
     “Affiliate” means, with respect to any Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Airport” means the airport located in Memphis, Tennessee, known as the “Memphis International Airport” and owned and operated by Authority.
     “Airport Master Plan” means, collectively, the Airport Master Plan Update dated September 2000, and Airport Layout Plan (ALP), prepared for Authority and submitted to the FAA, as modified, amended, supplemented or further updated from time to time, or any successor Master Plan for the Airport in effect from time to time.
     “Airport Rules and Regulations” means the rules, regulations and requirements adopted by Authority and in effect from time to time for the orderly, safe and efficient operation of the Airport.
     “Buildings” means, collectively, (i) the buildings, structures and improvements now or hereafter situated on the Land (but excluding those buildings, structures and improvements described in Section 1.04(b) until the Bonds referred to therein are paid in full), (ii) any other structure, constituting a “fixture” or real property to be constructed, or constructed, on the Land, and (iii) all other improvements on the Land incident to the foregoing buildings and structures that are designed for use in connection therewith and which constitute “fixtures” or real property, including the heat plant or plants in any of the aforesaid.
     “Bonds” means, collectively, (i) the $20,105,000 Special Facilities Revenue Bonds, Refunding Series 1997 (Federal Express Corporation) issued by Authority for the benefit of Tenant, (ii) the $87,875,000 Special Facilities Revenue Refunding Bonds, Series 2001 (Federal Express Corporation) issued by Authority for the benefit of Tenant, (iii) the $95,770,000 Special Facilities Revenue Refunding Bonds, Series 2002 (Federal Express Corporation) issued by Authority for the benefit of Tenant, and (iv) all refinancings and refundings of any of the foregoing.
     “Business Day” means a day other than a Saturday or a Sunday and that in the State of Tennessee is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to close.
     “CPI” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for the United States as a whole, all items (1982-84=100) (the “CPI-U”), or any successor index established by the Bureau of Labor Statistics for that index. If the Bureau of Labor Statistics converts the CPI-U to a different standard reference base or otherwise revises the CPI-U, the parties will determine adjustments in rent due in accordance with Section 2.03(a)(i) using the conversion factor, formula or table that the Bureau of Labor Statistics develops for use in CPI conversions. If the Bureau of Labor Statistics does not formulate such a conversion factor, formula or table, the parties will use the conversion factor, formula or table published for CPI conversions by Prentice-Hall, Inc. or, if in the absence of a published conversion factor, formula or table by such publisher, by any other nationally recognized publisher of similar statistical information. If the Bureau of Labor Statistics or any successor agency ceases publication of the CPI-U, then another substantially comparable index will be substituted in the formula by agreement of the parties. If the parties cannot agree on the substitute index, then the substitute index will be selected by a majority of a committee composed of three independent certified public accountants, one of whom will be selected by Authority, one by Tenant, and the two so selected will select the third.
     “Environmental Laws” means any statute, law, code, ordinance or other legal requirement of any Governmental Authority, whether now existing or hereafter enacted or adopted, and all rules, regulations, directives and orders issued thereunder, relating in any way to (i) the protection of health, safety or the environment, (ii) the conservation, management or use of natural resources and wildlife, (iii) the protection or use of surface water and groundwater, or (iv) the management, manufacture, possession, importing, presence, use, generation, transportation, distribution, processing, production, refinement, treatment, storage, disposal, transfer, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., the Tennessee Hazardous Waste Management Act, Tenn. Code Ann. §§ 68-212-101 et seq., the Tennessee Hazardous Waste Management Act of 1983, Tenn. Code Ann. §§ 68-212-201 et seq., the Tennessee Petroleum Underground Storage Tank Act, Tenn. Code Ann. §§ 68-215-101 et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order or directive issued thereunder. “Environmental Laws” also include Airport Rules and Regulations relating to any of the matters described in clauses (i) through (iv), but only to the extent that those Airport Rules and Regulations do not create obligations or restrictions that are more burdensome than other applicable Environmental Laws.
     “Event of Bankruptcy” means, as to any Person, (i) the filing of a petition for relief as to such Person as debtor or bankrupt under 11 U.S.C. §§ 101 et seq. or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days), (ii) the insolvency of such Person as finally determined by a court proceeding, (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets, or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.
     “Event of Default” means the occurrence of any of the events set forth in Section 10.01.
     “FAA” means the Federal Aviation Administration created by virtue of the Federal Aviation Act of 1958, as amended, or any other federal agency administering such Act or having similar jurisdiction over Tenant or its business from time to time.
     “GAAP” means the generally accepted accounting principles in the United States of America, as in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

     “Governmental Authority” means any federal, state, local, municipal or foreign government, authority, agency, regulatory authority, court or other body or entity, and any arbitrator or other Person having authority to bind a party at law.
     “Hazardous Substances” means any substance, material, chemical, element, compound, mixture, solution, product, fluid, pollutant or waste identified, defined in or regulated under any Environmental Laws, including any hazardous or toxic substances, materials, chemicals, elements, compounds, mixtures, solutions, products, fluids, pollutants or wastes (i) designated or listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. § 172.101) by virtue of the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq., or designated or listed by the Environmental Protection Agency as “hazardous substances” (40 C.F.R. Part 302), (ii) defined, designated or listed as a “hazardous substance” by virtue of Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq. (33 U.S.C. § 1321), (iii) defined, designated or listed as a “solid waste” or a “hazardous waste” by virtue of Sections 1004 and 3001, as applicable, of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq. (42 U.S.C. § 6903), (iv) defined, designated or listed as a “hazardous substance” by virtue of Sections 101 or 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq. (42 U.S.C. § 9601), (v) defined, designated or listed as a “toxic pollutant” by virtue of Section 307(a) of the Federal Water Pollution Control Act (33 U.S.C. § 1317(a)), (vi) defined, designated or listed as a “hazardous air pollutant” by virtue of Section 112 of the Clean Air Act, 42 U.S.C. §§ 7401 et seq. (42 U.S.C. §§ 7412), (vii) defined, designated or listed as a “chemical substance,” a “mixture” or a “toxic substance” by virtue of Section 3 of the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq. (15 U.S.C. § 2602), or (viii) any other substances, materials, chemicals, elements, compounds, mixtures, solutions, products, fluids, pollutants or wastes (including asbestos, polychlorinated biphenyls (“PCBs”), PCB-containing materials, petroleum, petroleum products, and raw materials that include hazardous, toxic or regulated constituents), the use, discharge, application, release, spill, leak, emission, escape, leach, disposal or removal of which is restricted, prohibited, regulated or penalized by any Environmental Law.
     “Lien” means, with respect to any asset or property, any mortgage, deed of trust, lien (whether a Statutory Lien or otherwise), pledge, assignment, hypothecation, easement, encumbrance, charge, reservation, restriction or security interest in, on or of such asset or property or any claim to, or right of refusal with respect to such asset or property.
     “Person” means any legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust or statutory trust (including any beneficiary thereof), unincorporated organization, or Governmental Authority, or any other entity of whatever nature.
     “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding by or before any Governmental Authority.
     “Special Facility Lease” means the Special Facility Lease Agreement dated as of August 1, 1979 between Authority and Tenant, as modified, amended and supplemented from time to time in accordance with its terms.

     “Statutory Lien” means any tax lien, mechanics’ or materialmen’s lien and other lien for work, labor or materials, and any other lien that may attach by operation of law.
     “Use Agreement” means the Airport Use and Lease Agreement dated as of July 1, 1999 between Authority and Tenant, as the same may be modified, amended, supplemented, restated or amended and restated from time to time in accordance with the provisions thereof.
     Section 1.02 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meanings throughout this Agreement. As used in the Agreement, each of the following capitalized terms shall have the meaning ascribed to it in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
ASTs	Section 8.02(a)
Authority	Preamble
Effective Date	Preamble
Initial Term	Section 2.02
Land	Section 2.01
Navigable Airspace Regulation	Section 3.01(a)
Net Award	Section 5.02(e)
Net Proceeds	Section 5.01(c)
Original Lease Agreement	Recitals
Permitted Activities	Section 8.02(a)
Permitted Materials	Section 8.02(a)
Premises	Section 2.01
Rent Adjustment Date	Section 2.03(a)(i)
Tenant	Preamble
Term	Section 2.02
Terminating Event	Section 5.03
USTs	Section 8.02(a)
     Section 1.03 Interpretative Provisions. For purposes of this Agreement, unless the context otherwise requires: (i) the words “this Agreement,” “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Agreement and references to any subsection, paragraph, clause or other subdivision within any Section or definition refer to such subsection, paragraph, clause or other subdivision of such Section or definition; (iii) all Exhibits attached or to be attached hereto, and all other agreements and instruments referred to herein, are hereby incorporated by reference into this Agreement, as fully as if copied herein verbatim; (iv) the term “including” means “including without limitation”; (v) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (vi) references to any Person include that Person’s successors and assigns; (vii) descriptive headings of Articles and Sections herein, and the Table of Contents annexed hereto, are inserted or annexed for purposes of reference only and shall not otherwise affect the meaning, construction, interpretation or effect of any provision hereof; and

(viii) the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires.
     Section 1.04 Nature of the Lease; Additional Parcels. (a) Although executed and delivered as a composite instrument for convenience, the parties acknowledge and agree that this Agreement constitutes a separate lease and agreement between Authority and Tenant with respect to each of the separate parcels described in Exhibit A, and all provisions of this Agreement shall be applicable separately to each such parcel with the same effect as if the parties had executed and delivered a separate lease agreement for that parcel. Notwithstanding the composite nature of this Agreement or any provision herein to the contrary, an Event of Default occurring in respect of any individual parcel described in Exhibit A will constitute an Event of Default in respect of all parcels described in Exhibit A.
     (b) The parties acknowledge and agree that the Buildings that are subject to the Special Facility Lease will only become subject to this Agreement, and the Term established with respect to those Buildings will only commence, at such time as the payment in full and the retirement of all Bonds issued to finance the construction, installation, renovation, remodeling, acquisition or purchase of such Buildings shall have occurred, and, until such Bonds have been paid in full and retired, the Special Facility Lease will continue to govern Tenant’s lease of such Buildings from Authority.
     (c) The parties have also prepared this Agreement and Exhibit A to facilitate Authority’s future lease to Tenant of additional parcels of both unimproved and improved real property, and they intend to accomplish any lease of such additional parcels by executing one or more amendments to this Agreement from time to time that modify Exhibit A by adding thereto the following information for each such parcel: the number of such parcel; the use or location of such parcel; the effective date on which such parcel shall become subject to this Agreement and on which the Term established for such parcel shall begin; the total number of square feet for such parcel; the initial rate per square foot per annum for which such parcel shall be leased hereunder and the monthly and annual rent due for such parcel; and any variances from the procedures set forth in Section 2.03(a) in the date or dates upon which or the manner in which the rent for such parcel shall be subject to adjustment.
     (d) The parties acknowledge and agree that, effective as of the date on which this Agreement becomes effective with respect to each separate parcel described in Exhibit A as set forth in that Exhibit, this Agreement will supersede any lease then in effect between Authority and Tenant with respect to that parcel.
ARTICLE II
THE LEASE
     Section 2.01 Grant of Leasehold. Authority hereby separately demises and leases to Tenant, and Tenant hereby separately takes and hires from Authority, for and during the Term and upon the terms and subject to the conditions set forth herein, to have and to hold for said Term, (i) each parcel of land situated and being in the City of Memphis, Tennessee, within the limits of the Airport, as more particularly described on Exhibit A (as the same may be amended and in effect from time to time in accordance with the provisions hereof and as contemplated by Section 1.04(c)), together with any site improvements thereon and all rights-of-way, accretions, easements, tenements, hereditaments and appurtenances, rights, privileges and immunities thereunto belonging or pertaining (all of the foregoing being collectively defined and referred to herein as the “Land”), and (ii) the Buildings. For purposes of this Agreement, the Land and the Buildings are collectively referred to herein as the “Premises”.
     Section 2.02 Term. Except as otherwise provided for a particular parcel described under the column entitled “Effective Date” in Exhibit A hereto and unless terminated earlier as provided herein, this Agreement shall be effective for a period commencing at 12:01 a.m., Memphis time, on the Effective Date and expiring at 11:59 p.m., Memphis time, on December 31, 2036 (the “Initial Term”; the Initial Term, together with any extension thereof in accordance with Section 2.10, shall be referred to herein as the “Term”). Authority shall deliver to Tenant sole and exclusive possession of the Premises (as then existing) on the commencement of the Term, subject, however, to Authority’s right-of-entry set forth in Section 2.09.
     Section 2.03 Rent. (a) During the Term, Tenant shall pay rent to Authority for the Premises in the amounts, at the times and in the manner set forth in this Section.
     (i) The initial annual rent for each parcel designated as the Premises in this Agreement shall be the amount corresponding to that parcel in the column entitled “Current Rate” (and, if applicable, any notes thereto) in Exhibit A and shall be payable monthly on the first day of each month during the Term in equal installments, the first such installment of rent for that parcel being due on the date corresponding to that parcel in the column entitled “Effective Date” in Exhibit A; provided, however, that the initial annual rental rate for certain parcels designated as the Premises shall increase July 1, 2008, as provided in Exhibit A; and provided, further, that, except as otherwise provided in Exhibit A, the annual rental rate for each parcel with respect to which this Agreement is then in effect shall increase July 1, 2013, and on the same month and day every five years thereafter for the remainder of the Term (July 1, 2013, and each subsequent date on which the rental rate for the Premises is subject to increase being referred to herein as a “Rent Adjustment Date”) by an amount equal to the product of (A) the annual rental rate corresponding to that parcel and in effect immediately prior to the applicable Rent Adjustment Date and (B) the lesser of 13% or the percentage the CPI has increased, if any, from the month of May of the year five years preceding the applicable Rent Adjustment Date through the month of May of the year in which the applicable Rent Adjustment Date occurs, and Tenant shall pay the increased rental rate for the Premises from the applicable Rent Adjustment Date until such rate is thereafter increased in accordance with this paragraph; and
     (ii) all amounts specified herein as additional rent, which amounts, if not otherwise provided herein, shall be payable within 30 days after receipt by Tenant of an invoice or demand therefor from Authority.
     (b) The initial annual rental rate for any parcel that is brought within the scope of this Agreement in the manner reflected in Section 1.04(c) after January 1, 2007, and before July 1, 2013, will be $0.1906 per square foot in the case of unimproved real estate, and $0.2383 per square foot in the case of improved real estate, and those rates shall be subject to increase on July 1, 2013, and every five years thereafter during that portion of the Term applicable to such parcel, determined as provided in Section 2.03(a)(i). The initial annual rental rate for any parcel that is brought within the scope of this Agreement in the manner reflected in Section 1.04(c) on or after July 1, 2013, will be the annual rental rate then charged by Authority for unimproved or improved real estate at the Airport, as applicable.
     (c) Each rent payable hereunder shall be paid to, or upon the order of, Authority at its office at the Airport, or at such other place as Authority may designate in writing to Tenant, in such lawful currency of the United States of America which at the time of payment is legal tender for public and private debts. In the event Tenant shall fail to make any payments required by this Section, the item or items so in default shall continue as an obligation of Tenant until the amount in default shall have been fully paid, and Tenant agrees to pay the same, with interest thereon at the maximum legal rate then in effect in the State of Tennessee, from the date when the same is due hereunder until the same shall be paid in full; provided that, except as is otherwise specifically provided herein, in the case of payments required by Section 2.03(a)(ii), such interest shall not begin to accrue until 30 days after receipt by Tenant of the invoice or demand from Authority therefor.
     (d) Each payment of rent will be allocated over the one-month period beginning on the first day of each month, and will accrue ratably to each day within such month. Rent allocated in accordance with this subsection (together with any additional rent provided in Section 2.03(a)(ii)) will represent and be the amount of rent for which Tenant becomes liable on account of the use of the applicable parcel.
     Section 2.04 Net Lease. This Agreement shall be deemed and construed to be a “net lease,” and Tenant hereby agrees that the rent provided in Section 2.03 shall be an absolute net return to Authority, free from any expenses, taxes, charges and surcharges with respect to the Premises or the income therefrom and, except as otherwise provided in Section 10.02(b), without any set-off, counterclaim or recoupment whatsoever, whether arising out of any breach of any obligation of Authority hereunder or by reason of any indebtedness or liability at any time owing by Authority to Tenant or otherwise. Nothing contained in this Section shall be construed to release Authority from the performance of any of its obligations set forth herein, and in the event Authority should fail to perform any such obligations, Tenant may institute such action against Authority as Tenant may deem necessary to compel performance or recover its damages for non-performance or may perform such obligations to the extent provided in Section 10.02(b).
     Section 2.05 Granting of Easements by Tenant. Unless an Event of Default shall have occurred and be continuing, (i) Tenant may at any time or times, with the prior written consent of Authority, grant easements, licenses, rights-of-way and other rights or privileges in the nature of easements for the Term with respect to the Premises, and Tenant may revoke or release such easements, licenses, rights-of-way and other rights or privileges granted by Tenant, all with or without consideration and upon such terms and conditions as Tenant shall determine, and (ii) any payment or other consideration received by Tenant for any such grant or release shall be and remain the property of Tenant; provided, however, if an Event of Default shall have occurred and be continuing, or in the event of the termination of this Agreement, all rights then existing in favor of Tenant with respect to any such grant shall inure to the benefit of and be exercisable solely by Authority.
     Section 2.06 Use of Premises; Compliance with Law; Licenses and Permits; Nondiscrimination. (a) During the Term and subject to the provisions of Section 2.06(b),

Tenant may use and occupy the Premises for any lawful purpose in air or space commerce permitted by the Airport Master Plan, including the construction, furnishing and operation of an air cargo facility thereon for (i) receiving, storing and delivering parcels and other merchandise, (ii) storing, repairing, maintaining and servicing aircraft, vehicles and other equipment used by Tenant in conducting such business operations, and (iii) storing and handling of aircraft fuel, motor fuels and lubricants necessary for the conduct of Tenant’s business operations described in clauses (i) and (ii); provided, however, that Tenant’s use and occupancy of the Premises shall be subject to and not violate (A) any exclusive rights, privileges or concessions heretofore or hereafter granted by Authority which are of a type and nature customarily granted by operators of airports similar to the Airport, and (B) the Airport Rules and Regulations. Tenant shall also have the right to use the Premises for other purposes reasonably related or incidental to Tenant’s business operations described above, including those rights, licenses and privileges set forth in the Use Agreement. Authority makes no warranty, either express or implied, as to the condition of the Premises, or that the Premises will be suitable for Tenant’s needs and purposes or to the business contemplated to be carried on by Tenant.
     (b) Tenant will promptly comply with all laws, statutes, regulations, ordinances and rulings of all Governmental Authorities having jurisdiction over the Airport or the Premises that are applicable to its use and operation of the Premises. Without limiting the generality of the foregoing, Tenant shall at all times use and occupy the Premises in strict compliance with any and all rules and regulations that may be imposed by the FAA with respect to the Premises or the operations thereof or the Airport and the operations thereof. Tenant will also comply, by appropriate repair, improvement, replacement, operation or maintenance procedures, with all other valid statutes, ordinances, laws, judgments, decrees, regulations, directions or requirements of any Governmental Authority now or hereafter applicable to, or having jurisdiction over, the Premises, including the Airport Rules and Regulations, as in the manner of use or condition of the same; provided Tenant may, in good faith and with due diligence, but subject to the provisions of Section 3.02(b), contest any of the foregoing laws, rules, regulations or other governmental requirements.
     (c) Tenant will, at its expense, obtain and at all times observe and keep in full force and effect all licenses and permits necessary to its use and occupancy of the Premises.
     (d) Tenant shall not discriminate in its operation of the Premises against any Person based upon race, creed, color, sex or national origin, or use the Premises in support of any policy which discriminates against any Person based upon race, creed, color, sex or national origin.
     (e) Tenant will not discriminate against any employee or applicant for employment because of race, color, national origin, sex, color or religion. The parties will take affirmative action to insure that applicants are employed and that the employees are treated during employment without regard to their race, color, national origin, sex or religion. Such action shall include the following: employment, referral for employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoffs or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The parties agree to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this non-discrimination clause.

     (f) Tenant, in offering any services to the public, shall not discriminate nor permit discrimination against any Person or group of Persons, on the ground of race, color or national origin. Authority shall have the right to take such action as the United States may direct to enforce this covenant.
     (g) The parties further acknowledge that they recognize and will comply with Executive Order 11246 and with the Civil Rights Act of 1964, and with Part 379 of the FAA Regulations.
     (h) Tenant, for itself and its successors in interest and assigns, hereby covenants and agrees as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the Premises for a purpose for which a Department of Transportation program or activity is extended or for another purpose involving the provision of similar services or benefits, Tenant shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 C.F.R. Part 21.
     (i) Tenant, for itself and its successors in interest and assigns, also hereby covenants and agrees as a covenant running with the land that (i) no person on the grounds of race, color, creed, sex, handicap or national origin shall be excluded from participation in, denied the benefits of, or otherwise subjected to discrimination in the use of the Premises or in the construction of any improvements on, over, or under the Premises and the furnishing of services thereon, and (ii) Tenant shall use the Premises in compliance with all other requirements imposed by or pursuant to 14 C.F.R. Part 152, Title VI of the Civil Rights Act of 1964, as amended, and 49 C.F.R. Part 21.
     (j) Tenant acknowledges that the provisions of 49 C.F.R. Part 23 and such other similar regulations as may be hereafter adopted may be applicable to Tenant’s activities hereunder unless exempted by said regulations, and hereby agrees to comply with the FAA and the U.S. Department of Transportation in reference thereto. These requirements may include compliance with “disadvantaged business enterprise” (within the meaning of 49 C.F.R. Part 23) goals, the keeping of certain records of good faith compliance which would be subject to review by Governmental Authorities having jurisdiction in the premises, the submission of various reports to such Governmental Authorities and, if so directed, the contracting of specified percentages of goods and services to disadvantaged business enterprises.
     (k) In the event of breach of any of the foregoing nondiscrimination covenants, Authority shall have the right to terminate this Agreement and to re-enter and repossess said Land and the facilities thereon, and hold the same as if this Agreement had never been made or issued. This provision shall not be effective until the procedures of 49 C.F.R. Part 21 are followed and completed, including exercise or expiration of appeal rights.
     Section 2.07 Ingress and Egress. (a) Tenant, its employees, customers, guests, contractors, suppliers of materials, furnishers of services and invitees shall have the non-exclusive right of ingress to and egress from the Premises and such other portions of the Airport to or from which such Persons shall reasonably require ingress and egress in such manner and at such locations as Authority may designate from time to time; provided, however, that such right of ingress and egress shall be subject to the Airport Rules and Regulations.

     (b) Authority shall at all times furnish Tenant means of access suitable to the nature of Tenant’s business and operation from the Land and to the public streets and thoroughfares and to the Airport runways. The access road, or roads, and taxiways need not be the same throughout the Term so long as Authority provides Tenant with a suitable access road or roads and taxiways.
     (c) The use of any Airport roadways or taxiways shall be subject to the Airport Rules and Regulations as in effect from time to time for the safe and efficient operation of the Airport. Authority may, at any time, temporarily or permanently, close or consent to or request the closing of any such roadway or taxiway and any other area at the Airport now or hereafter used as such, so long as a reasonable alternative means of ingress and egress remains available to Tenant, its employees, customers, guests, contractors, suppliers of materials, furnishers of services and invitees.
     Section 2.08 Approach Protection; Reservation of Mineral Rights. (a) Authority reserves the right to take such action as may be necessary to protect the aerial approaches to the Airport against obstruction in accordance with applicable standards or requirements, together with the right to prevent Tenant, or any other Person, from erecting, or permitting there to be erected, any building or other structure on the Airport which would conflict with such standards or requirements.
     (b) Authority reserves all rights with respect to all Minerals in, on or under the Land; provided, however, that Tenant shall not engage in any mining activities in, on or under the Land during the Term. As used herein, “Minerals” means any or all oil, gas, coal, phosphate, sodium, sulfur, iron, titanium, gold, silver, bauxite, bauxite clay, diaspore, boehmite, laterite, gibbsite, alumina, all ores of aluminum, and all other mineral substances and ore deposits, whether solid, gaseous or liquid; provided that Minerals shall not include any of the foregoing substances and deposits when used in apron or road or building construction in furtherance of Tenant’s permitted activities on the Premises and not for sale to others.
     Section 2.09 Authority’s Right of Entry. (a) Authority and its contractors, consultants, agents, employees and representatives shall have the right during the Term to enter into or upon the Premises, or any part thereof, during normal business hours upon reasonable notice to Tenant (and in emergencies at all times without any notice to Tenant) (i) to examine and inspect the same, (ii) for any purpose related to Authority’s rights or obligations or Tenant’s obligations hereunder (including to observe Tenant’s performance of its obligations hereunder, to do any act or thing which Authority may be obligated or have the right to do hereunder or otherwise, and to insure the proper maintenance of the Premises in the event Tenant shall fail to perform its obligations under Section 4.01), (iii) to serve or post or keep posted thereon notices provided by any law or rules or regulations of any Governmental Authority having jurisdiction over the Premises or the Airport which Authority deems to be necessary for the protection of Authority or the Premises, (iv) upon the occurrence and continuance of an Event of Default, to exhibit the Premises to prospective tenants thereof for the purpose of examining same, (v) to conduct such investigations and tests for the purpose of ascertaining whether Tenant is in compliance with or has complied with its obligations arising under the terms of Article VIII and to determine whether any environmental condition is present in, on, under or about the Premises (and in connection therewith, Authority and its contractors, consultants, agents and employees may also conduct such environmental assessment activities (including collecting soil samples, installing soil borings and installing and maintaining groundwater monitoring wells) on, under or about the Premises), and (vi) for all other lawful purposes.
     (b) Without limiting the generality of the foregoing, Authority, by its officers, employees, agents, representatives and contractors and furnishers of utilities and other services, shall have the right for its own benefit, for the benefit of Tenant or for the benefit of Persons other than Tenant at the Airport, to maintain existing and future utility, mechanical, electrical and other systems and to enter upon the Premises at all reasonable times to make such repairs, replacements or alterations thereto as may, in the opinion of Authority, be necessary or desirable and, from time to time, to construct or install such systems over, in or under the Land for access to other parts of the Airport not otherwise conveniently accessible, provided that the maintenance, construction and installation of such systems does not unreasonably interfere with the operations of Tenant upon the Premises.
     (c) In the event that Authority has constructed, or hereafter voluntarily and not at the request of Tenant constructs, upon the Premises or elsewhere at the Airport, conduits, ducts and pipes for use in common by aircraft operators (including Tenant) for the installation of wires, cables, pneumatic tubes or similar communications connections, Tenant may use such conduits, ducts and pipes for the purposes for which they are provided if and to the extent that space therein is available, and subject to the Airport Rules and Regulations promulgated by Authority without payment of any rent, charge or fee for the use of such conduits, ducts and pipes (other than for any fees and charges of general applicability imposed on all users of such conduits, ducts and pipes, other than Authority itself), provided that Tenant shall pay the cost of pulling or installing its wires, cables, pneumatic tubes and similar communications connections through or in such conduits, ducts and pipes and the costs of installing brackets or any incidental equipment or facilities not provided by Authority, and any other cost in connection with the foregoing installation, and provided, further, that Tenant shall be responsible for any damage to the conduits, ducts and pipes or to facilities installed therein caused by its acts or omissions or those of its offices, employees or contractors.
     (d) Authority shall have the right at its expense to audit those books and accounts of Tenant pertaining to the operations of Tenant as a result of which fees and charges are owing by Tenant to Authority.
     Section 2.10 Renewal of Term of Agreement. If and upon the condition that Tenant shall have complied with and performed the conditions, covenants and agreements hereof to be observed and performed by it without any default having occurred under Section 10.01 during the Initial Term (or during the first renewal term of the Initial Term if this Agreement shall have been extended for the first renewal term of the Initial Term as provided in this Section), then Tenant shall have, and is hereby granted, options to extend this Agreement upon the expiration of the Initial Term for two consecutive periods, the first beginning January 1, 2037, and ending December 31, 2046, and the second beginning January 1, 2047, and ending December 31, 2058, upon the conditions and provisions hereof. Each such option shall be exercised by Tenant in writing delivered to Authority not less than four and not earlier than six months prior to the expiration of the Initial Term, or prior to the expiration of the first renewal term of the Initial Term, as applicable.

ARTICLE III
ALTERATIONS AND IMPROVEMENTS
     Section 3.01 Improvements. (a) Authority shall have no obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary Buildings included in the Premises. Tenant shall have the right during the Term, at its expense, (i) to repair, improve, remodel and renovate such Buildings and other improvements on the Premises, wholly within the boundary lines thereof, in accordance with plans and specifications approved in advance by Authority, which consent will not be unreasonably withheld, conditioned or delayed, and in compliance with all applicable requirements of the FAA (including its regulation entitled “Objects Affecting Navigable Airspace,” 14 C.F.R. Part 77 (the “Navigable Airspace Regulation”)), all applicable building codes and all applicable federal, state or local laws, rules and regulations, and (ii) to install its own furnishings, equipment, machinery and other personal property in the Premises (which shall not become part of the Premises) or to attach fixtures or structures on the Premises. So long as no Event of Default shall have occurred and be continuing, Tenant may remove at its own expense from time to time, including upon the expiration of the Term and within a reasonable period of time thereafter, any of its furnishings, equipment, machinery, other personal property or trade fixtures added by it which do not constitute part of the Premises; provided, however, that such removal shall be accomplished so as to leave the Premises, except for ordinary wear and tear, in substantially the same condition as it was before Tenant’s furnishings, equipment, machinery or fixtures were added to it, and that Tenant shall promptly repair at its expense any damage to the Premises caused by such removal. If Tenant fails or neglects to so remove all or any portion of such property upon or prior to the expiration of the Term, Authority, at its sole option, may either remove and dispose of such property and charge the cost of such removal and disposal to Tenant, which cost Tenant hereby agrees to pay, or consider the same to be abandoned and take title thereto without any consideration therefor to Tenant. Except as provided in the immediately preceding sentence, all furnishings, equipment, machinery and other personal property installed by Tenant pursuant to this Section shall remain the sole property of Tenant in which Authority shall have no interest, and shall be subject to any landlord’s lien as may now or hereafter be provided by the laws of the State of Tennessee, as the same may be amended from time to time.
     (b) Without limiting the generality of Section 3.01(a), Tenant shall have the right to install, maintain and operate in or upon the Premises such aviation radio, communications, meteorological and aerial navigation equipment and facilities as may be necessary or convenient in its opinion for its operations at the Premises, subject to the prior written consent (which consent shall not be unreasonably withheld) of Authority as to the location, manner or installation and type thereof. Such equipment and facilities may be located without additional charge or fee in or upon the Premises, or, upon payment of the applicable rent for such location, at any other locations on the Airport, as may be requested by Tenant and consented to by Authority, which consent shall not be unreasonably withheld. Also without limiting the generality of the foregoing provisions of this Section, Tenant shall have the right to install and operate upon the Premises advertising signs representing its business, which signs shall be substantially uniform in size, general nature and location with those of other companies engaged in air and space commerce at the Airport; provided that Tenant shall comply with all rules and regulations of the FAA or other Governmental Authorities having jurisdiction over the Airport (including the Airport Rules and Regulations) as to the lighting, height and other features of such signs. The number, size, design and location of all such signs shall be subject to the prior approval of Authority, which approval shall not be unreasonably withheld. Upon the expiration of the Term, Tenant, if requested by Authority, shall also obliterate or paint out any and all advertising signs, posts and similar devices placed by Tenant on the Premises. In the event of Tenant’s failure so to obliterate or paint out each and every sign, poster and similar device so requested by Authority, Authority may perform such necessary work and Tenant shall pay the cost thereof upon demand to Authority.
     (c) Tenant hereby covenants that it will not conduct or permit to be conducted any activity on the Premises, or construct any building, structure or improvement or create any natural object on the Premises, which would interfere with or be a hazard to the flight of aircraft either to or from the Airport, or interfere with air navigation and communication facilities serving the Airport. Tenant may make interior alterations (structural or otherwise), minor exterior alterations and changes, decorations and minor additions to the Premises without Authority’s prior written consent as long as it does not materially change previously approved structural improvements or violate the terms and conditions of the Navigable Airspace Regulation. All repairs, improvements and alterations made by or at the direction or for the benefit of Tenant on or to the Premises shall be performed in a good and workmanlike manner and in compliance with all applicable building codes and zoning laws and requirements of the FAA.
     (d) Tenant shall also have the right during the Term, at its sole cost and expense and subject to Authority’s and the FAA’s prior written consent, to expand or modify Tenant’s air cargo operation facility, offices, aircraft parking apron, and aircraft fueling stations, and other related facilities located on the Premises.
     (e) Tenant shall also have the right during the Term to make at its expense improvements, alterations or modifications of the Premises, which shall become part of the Premises; provided that such improvements, alterations or modifications are all deemed necessary or beneficial by Tenant for the use of the Premises, do not impair the Premises or adversely affect the structural integrity thereof, do not diminish the rental value or operating efficiency thereof, and are made wholly within the boundary lines of the Premises, in accordance with plans and specifications approved in advance by Authority, which consent will not be unreasonably withheld, conditioned or delayed, and in compliance with all applicable requirements of the FAA (including the Navigable Airspace Regulation), all applicable building codes and all applicable federal, state or local laws, rules and regulations.
     (f) Upon the expiration of the Term, by lapse of time or otherwise, the Premises, as constituted at the time, shall be and thereafter remain the property of Authority without requirement of the payment of any compensation or consideration by it.
     Section 3.02 Liens. (a) Tenant covenants that during the Term, it will not create, or permit there to be created or to remain, and it will promptly discharge, any Statutory Lien on the Premises that arises by virtue of, or in connection with, any activity that Tenant or any of its employees, agents, contractors or other invitees conduct on the Premises, and that it will pay or cause there to be paid in full, as and when the same shall become due and payable, all costs, charges and expenses that may become due for or purport to be due for any labor, services, materials, supplies, utilities, furnishings, machinery or equipment alleged to have been furnished or to be furnished to or for Tenant in, upon or about the Premises. Tenant will cause any

Statutory Lien securing the payment of the foregoing sums, and any other Liens, upon the Premises or the interests of Tenant or Authority therein to be fully discharged and released at the time the performance of any obligation secured by any such Lien matures or becomes due.
     (b) Tenant may, in good faith and with due diligence, contest any Statutory Lien filed or established against the Premises, or contest any rule, law, regulation or other requirement of any Governmental Authority referred to in Section 2.06(b) even though such contest may result in the imposition of a Lien or charge against the Premises, and in such events may permit the items so contested and such Lien or charge to remain undischarged and unsatisfied during the period of such contest and appeal therefrom, (i) if Tenant shall effectively prevent or stay the execution, foreclosure or enforcement of such Lien or charge, and (ii) if and so long as such contest or appeal shall prevent or stay the execution or enforcement or foreclosure of such Lien or charge; provided, however, that if such Lien or charge is so stayed and such stay thereafter expires, then Tenant shall forthwith pay and discharge such Lien or charge or comply with such governmental requirement, as applicable.
ARTICLE IV
MAINTENANCE; UTILITIES; TAXES AND ASSESSMENTS; INSURANCE
     Section 4.01 Maintenance. (a) During the Term, Tenant, at its expense, (i) will maintain or cause there to be maintained, and will keep or cause there to be kept, the Premises in good condition and in as reasonably safe condition as its operations permit, and (ii) will make, or cause there to be made, all necessary and proper repairs, renewals, replacements and substitutions thereof (A) resulting from or required by ordinary wear and tear, or want of care, on the part of Tenant or other cause, or (B) required to keep, place and maintain the Premises in good and efficient operating condition. Tenant will not commit or allow any waste with respect to the Premises, and will not remove, or permit the removal of, any fixtures at any time constituting part of the Premises; provided that in accordance with Section 3.01(a), Tenant may remove such fixtures constituting a part of the Premises as are necessarily required upon the repair, renewal or replacement of the Premises as aforesaid, and the fixtures substituted therefor shall constitute part of the Premises.
     (b) Tenant will at its own cost and expense provide and maintain all obstruction lights if required and similar devices, fire protection and safety equipment, and all other equipment of every kind and nature required by any laws, rules, regulations and requirements of any Governmental Authority having jurisdiction over the Premises or the Airport, including the Airport Rules and Regulations.
     (c) During the Term, Tenant shall be responsible for providing its own security with respect to the Premises, and the same shall be at Tenant’s expense.
     (d) Tenant shall, upon reasonable advance notice from Authority, promptly remove or repair any and all structures not authorized by this Agreement or which may, by reason of use or neglect, become unsound, unsafe or hazardous, and in the case of Tenant’s failure to remove or repair the same, Authority may remove or repair such structures without liability to Tenant or others for damages, and Tenant shall pay the cost of such removal or repair to Authority as additional rent hereunder.

     (e) Tenant shall not perform, or permit any other Person under its control to perform, any work on the Premises relating to any repairs, revisions or alterations thereof unless Tenant shall have first obtained any required permits or authorizations from any Governmental Authority having jurisdiction over the Premises or the Airport, and all such work shall be done in a good and workmanlike manner and in compliance with the laws, statutes, regulations, ordinances and rulings of any Governmental Authority having jurisdiction over the Premises or the Airport, including the Airport Rules and Regulations and all applicable building, zoning and other laws, ordinances and governmental regulations and requirements, and in accordance with the requirements, rules and regulations of all insurers of the Premises. Authority agrees to join in the application for any required permit and authorization whenever application by it is required for such permit or authorization, and Tenant shall, as additional rent hereunder, indemnify and reimburse Authority for all costs and expenses which may hereafter be incurred by Authority in connection therewith.
     (f) Tenant shall at all times keep the Premises, together with all property of Tenant located in or on the Premises, in an orderly condition and appearance.
     Section 4.02 Utilities. During the Term, the supply and the maintenance of all utilities to the Premises shall be the sole responsibility and at the expense of Tenant, and in connection therewith Tenant shall pay, as and when the same shall become due, (i) all utility installation, service, maintenance and other fees and charges incurred in providing and furnishing necessary electric, gas, water, heat, sewage, telephone and other utilities to the Premises in connection with the operation, maintenance, use, occupancy and repair and upkeep of the Premises, and (ii) all sewer fees, sanitation fees and similar fees and charges payable by the occupant of the Premises.
     Section 4.03 Taxes and Assessments. (a) Tenant shall pay or cause there to be paid, prior to their becoming delinquent, unless they are being diligently contested in good faith by appropriate proceedings, any and all taxes, assessments and other governmental levies and charges of any kind whatsoever, including ad valorem taxes, that are at any time during the Term lawfully levied upon, assessed against or imposed in respect of this Agreement, the leasehold interest created hereby, the Land, any reversionary interest of Authority in the Land and the Premises, any taxable possessory rights which Tenant may have in or to the Premises by reason of its occupancy thereof, the Premises, the financing thereof, or any machinery, equipment or other property installed or brought by Tenant therein or thereon, and all assessments and charges lawfully made by any Governmental Authority for public improvements and interest thereon that may be secured by Lien on the Premises; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, Tenant shall be obligated to pay only such installments and interest thereon, if any, as are required to be paid during the Term.
     (b) Tenant shall have the right, at its expense, to diligently contest in good faith by appropriate proceedings the amount or validity of any tax, assessment or other charge which Tenant is obligated to pay in accordance with the provisions of Section 4.03(a); and in the event of any such contest, Tenant shall not be compelled (unless applicable law shall otherwise require) to pay such taxes, assessments or other charges until such contest shall have been finally determined and all applicable appeal periods have expired. Authority shall not be required to join in any Proceedings under this subsection unless any law now or hereafter in effect shall require that such Proceedings be brought by or in the name of Authority or any owner of the

Premises along with Tenant, in which event Authority shall join in any such Proceedings or permit the same to be brought in its name, and Tenant will reimburse Authority, as additional rent hereunder, for any and all costs and expenses thus incurred by Authority. Authority will cooperate fully with Tenant in any such contest, including the provision of necessary information and the execution and preparation of any and all documents which may be reasonably required to enable Tenant to maintain such Proceedings, and will give Tenant immediately after receipt by Authority notice of the assessment of any such taxes or assessments and copies of all tax bills relating to the Premises that are received by Authority. Authority shall not be subject to any liability for the payment of costs or expenses in connection with such Proceedings, and Tenant shall indemnify Authority and save it harmless from and against all such costs and expenses.
     (c) If any of the foregoing taxes, assessments or governmental charges are billed or mailed directly to Tenant, Tenant will pay the same, and in any such event will deliver to Authority receipt evidencing such payment. If any of said taxes, assessments or governmental charges are billed to Authority, Authority will submit the same to Tenant for payment by it in accordance with the immediately preceding sentence.
     Section 4.04 Insurance. (a) Throughout the Term, Tenant shall procure and maintain, or cause there to be procured and maintained, in full force and effect from insurers of sound and adequate responsibility: (i) a commercial general liability insurance policy or policies covering the entire Premises (including any elevators and escalators therein, and any sidewalks, streets or other public ways adjoining the Premises), in form reasonably acceptable to Authority providing protection of Authority and its officers, agents, servants and employees, and insuring said parties against all direct or contingent loss or liability for damages for bodily injury or death or damage to property, including loss of use thereof, occurring on or in any way related to the Premises or occasioned by reason of the occupancy by or the operations of Tenant upon, in or around the Premises, with a combined single limit of $20,000,000 for each occurrence of bodily injury or death or damage to property (or such greater amount as Authority may require in accordance with Section 4.04(e) or as Tenant may elect to provide); (ii) a policy of special form property insurance issued with respect to the Premises insuring against damage or loss sustained by virtue of fire, vandalism, malicious mischief and other risks formerly covered under “all risk” insurance, in a form reasonably acceptable to Authority and in an amount not less than 100% of the full insurable value (i.e., actual replacement cost less cost of land excavation, foundations and footings) of the Premises, but subject to such deductibles as Tenant may reasonably establish that are reasonably acceptable to Authority considering Tenant’s financial condition and the insurance practices of similarly situated multi-national corporations; (iii) a policy of rental insurance from loss of rental income due to fire, earthquake or boiler damage or destruction to all or any part of the Premises for the period of time that is reasonably required with the exercise of due diligence and dispatch to restore the damaged or destroyed Premises to tenantability; (iv) a policy of workers’ compensation insurance as required by applicable law; (v) a policy of employer’s liability insurance of $1,000,000; and (vi) a policy of aircraft liability insurance (owned and non-owned), including passenger liability insurance, with a combined single limit of $20,000,000 for each occurrence, covering bodily injury or death or damage to property (or such greater amount as Authority may require in accordance with Section 4.04(e) or as Tenant may elect to provide); provided, that Tenant may be a self-insurer as to workers’ compensation insurance if permitted by law. All of the foregoing insurance may be procured and maintained as part of or in conjunction with any other policy or policies carried by Tenant.

     (b) In the event Tenant shall remodel or renovate, or restore any damage to, the Premises, Tenant shall keep, or cause the contractor(s) performing such remodeling, renovation or restoration to keep, the improvements being remodeled, renovated or restored insured under builder’s risk insurance (or similar insurance) in such amount as Tenant in its reasonable business judgment shall determine to be adequate and which Authority shall have approved, which approval will not be unreasonably withheld, conditioned or delayed. Such insurance shall name Authority as an additional insured thereunder. In the event of any recovery under such insurance the proceeds thereof shall be paid to Authority and applied to the payment of the costs of such remodeling, renovation or restoration.
     (c) Upon or prior to the commencement of the Term, Tenant shall furnish to Authority (i) policies or certificates of the insurers showing the amount and type of the insurance then in effect that is required to be procured and maintained, or caused to be procured and maintained, by it hereunder and stating the date and term of the policies evidencing such insurance and, with respect to the insurance required by Section 4.04(a), that the policy and policies of such insurance insures Tenant against the liability of Tenant under Section 7.05, to the extent Tenant’s liability thereunder is insurable, and (ii) certificates that the insurance so procured and maintained by Tenant complies with the requirements hereof as to amount, type and parties insured thereunder. Certificates evidencing any renewal, replacement or extension of any or all of the insurance required hereunder, or of renewals, replacements or extensions of such renewals, replacements or extensions, shall be delivered by Tenant to Authority not less than five Business Days prior to the expiration of any policy of insurance renewed, replaced or extended by the insurance represented by any such certificate.
     (d) The provisions of this Agreement as to insurance required to be procured and maintained shall not limit or prohibit, or be construed as limiting or prohibiting, Authority or Tenant from obtaining any other or greater insurance with respect to the Premises or the use and occupancy thereof that either or both of them may wish to carry, but in the event Authority or Tenant, as applicable, shall procure or maintain any such insurance not required by this Agreement, the cost thereof shall be at the expense of the party procuring or maintaining the same.
     (e) Authority shall review the amounts and types of insurance set forth in Section 4.04(a) from time to time and may adjust such amounts and types of insurance if it reasonably determines such adjustments are necessary to protect its interests and if it makes the adjusted insurance requirements applicable to all similar Airport users. Tenant shall obtain such additional insurance within 90 days after its receipt of demand therefor from Authority.
     (f) All policies of insurance required to be procured and maintained under this Section shall (i) be issued by carriers authorized to do business in the State of Tennessee and reasonably acceptable to Authority, (ii) be in form and content reasonably satisfactory to Authority, (iii) name Authority as an additional insured as its interest may appear in the case of the insurance described in clauses (i), (ii) and (vi) of Section 4.04(a), and (iv) contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change in coverage without first giving Authority not less than 30 days’ prior written notice thereof.

ARTICLE V
CASUALTY; CONDEMNATION; TERMINATING EVENTS
     Section 5.01 Casualty Losses. (a) Subject to Section 5.01(b), if the Premises are damaged by fire or other casualty, Tenant will, at its expense, promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property exclusive of Land) as Tenant may desire and as will not impair the operating unity or production capability or the revenue-producing capability of the Premises or the character of the Premises as an aviation facility. Authority agrees to apply to the payment of the costs of such repair, rebuilding or restoration the Net Proceeds of any insurance received by it with respect to such damage or destruction (and any balance of such Net Proceeds remaining after payment of all costs of such repair, rebuilding or restoration shall remain the property of Authority). In the event the amount of such Net Proceeds, if any, received by Authority is not sufficient to pay in full the costs of repair, rebuilding or restoration, regardless of the amount of the claim for loss, Tenant will pay such excess costs and will not, by reason of its payment thereof or any other costs of repair, rebuilding or restoration of the Premises, be entitled to any reimbursement from Authority or any abatement or diminution of the rent payable under Section 2.03. No denial of coverage or refusal by an insurer to pay under an insurance policy maintained by Tenant pursuant to Section 4.04(a)(iii) arising out of or relating to any actual or alleged delay by Tenant or its contractors or subcontractors in restoring the damaged or destroyed Premises in accordance with such policy shall entitle Tenant to any abatement or diminution of the rent payable under Section 2.03.
     (b) In the event the damage to or destruction of the Premises arising out of or resulting from fire or other casualty is so extensive as to render all or a substantial part of the Premises unsuitable for the use intended by Tenant, Tenant may elect either that the Premises shall or shall not be rebuilt and shall promptly notify Authority in writing of such election. If Tenant elects to rebuild the Premises, Tenant and Authority shall proceed in accordance with the provisions of Section 5.01(a). If Tenant elects not to rebuild the Premises, all Net Proceeds, if any, of insurance received by Authority resulting from claims for such losses shall be held by Authority, and Tenant shall pay to Authority that amount reasonably estimated by Authority as the cost of clearing the Land, removing all debris therefrom resulting from such fire or other casualty and stabilizing the Premises. Upon the making by Tenant of such payments to Authority, this Agreement shall thereupon cease and terminate, and the parties hereto shall be released and discharged of and from all further obligations hereunder, without prejudice, however, to any claims which may have accrued prior thereto in favor of either party against the other.
     (c) For purposes of this Section, “Net Proceeds” means the gross proceeds of insurance less any expenses (including attorneys’ fees and expenses) incurred in the collection of such gross proceeds.
     Section 5.02 Condemnation. (a) In the event the whole or substantially the whole of the Premises shall be condemned or taken as a result of or in anticipation of the lawful exercise of the power of condemnation or eminent domain, this Agreement shall terminate on the date title to the Premises or such portion thereof transfers to and vests in the Governmental Authority condemning or taking the same, and the parties hereto shall be released and discharged of and from all further obligations hereunder, without prejudice, however, to any claims which may have accrued prior thereto in favor of either party against the other. The Net Award of both Authority and Tenant in the event of any such condemnation shall be paid to Authority and Tenant in the respective proportions (i) that Authority’s award for its interest in the Premises bears to the gross award of both Authority and Tenant and (ii) that Tenant’s award for its interest in the Premises bears to the gross award of both Authority and Tenant.
     (b) In the event that less than the whole or substantially the whole of the Premises shall be condemned or taken as a result of or in anticipation of the lawful exercise of the power of condemnation or eminent domain, Tenant may elect to terminate this Agreement or to continue the same; provided, however, that Tenant may not terminate this Agreement unless Tenant reasonably and in good faith shall determine that as a result of such partial taking the Premises shall thereafter no longer be suitable for its operations therein and the same cannot be restored within the proceeds of the Net Award of both Tenant and Authority (less the value of the Land taken) so as to be suitable for such operations. Tenant shall promptly give written notice of its election to Authority. If Tenant terminates this Agreement, (i) upon receipt by Authority of such notice this Agreement shall forthwith cease and terminate, and the parties hereto shall be released and discharged of and from all further obligations hereunder, without prejudice, however, to any claims which may have accrued prior thereto in favor of either party against the other, and (ii) the entire Net Award of both Tenant and Authority shall be paid to Authority. If Tenant elects not to terminate this Agreement, (A) this Agreement shall continue without any abatement or diminution of the rents payable under Section 2.03(a)(ii) but with a diminution of the rents payable under Section 2.03(a)(i) in the amount of such rents properly allocable to the property so taken, and (B) the Net Award of both Tenant and Authority shall be applied by Tenant to the extent necessary to remedy any damage resulting from such taking (such as supplying new means of access to the Premises, etc.), and any further balance then remaining shall be paid to Authority.
     (c) In the event that the use, for a limited period of time, of all or part of the Premises shall be taken as a result of or in anticipation of the lawful exercise of the power of condemnation or eminent domain by any Governmental Authority for any public use or purpose, then, subject to the provisions of Section 5.03, (i) this Agreement shall not thereby be terminated and shall continue, but the rents payable under Section 2.03(a)(i) shall be proportionately abated for the period such use is so taken and Tenant shall not be obligated for the amount of the rents so abated which would otherwise have accrued under Section 2.03(a)(i) if such taking for a limited period had not occurred, and (ii) the entire Net Award for such taking shall be paid to Authority.
     (d) Authority, as owner of the Land, shall collect, adjust and receive all moneys which may be awarded or receivable as a result of any condemnation or taking as described in this Section, and may compromise any and all claims arising from such condemnation or taking; provided that the amounts awarded or received as a result of such taking shall be applied in accordance with the preceding provisions of this Section.
     (e) For purposes of this Section, “Net Award” means (i) the amount awarded or received as damages, compensation, or otherwise by reason of the taking of the Premises, or any part thereof, or of the use thereof, as a result of or in anticipation of the exercise of the power of condemnation or eminent domain, less the costs and expenses (including reasonable attorneys’

fees) expended or incurred in or about or in anticipation of Proceedings for condemnation of the Premises or any part thereof or of the use thereof, and (ii) the Land taken or condemned, exclusive of any building, structure or other fixture thereon, shall be valued at its fair market value as certified by an independent appraiser satisfactory to both Authority and Tenant.
     Section 5.03 Terminating Events. In case by reason of any Terminating Event either party shall be rendered unable, in whole or in part, to carry out any of its obligations hereunder (other than Tenant’s obligation to make the rent payments required by Section 2.03 and other than for any event that would constitute an Event of Default under clauses (iii), (iv) and (v) of Section 10.01(a)), then except as is otherwise expressly provided herein, if such party shall give notice and full particulars of such Terminating Event in writing to the other party within a reasonable time after the occurrence of the event or cause relied upon, such obligation of the party giving such notice (other than its obligation to make the rent payments required by Section 2.03 and other than for any event that would constitute an Event of Default under clauses (iii), (iv) and (v) of Section 10.01(a)) shall be suspended so far as they are affected by such Terminating Event during the continuance of the inability then claimed, which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch. As used herein, “Terminating Event” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States of America, of the State of Tennessee or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other cause not reasonably within the control of the party claiming such inability. The parties understand and agree that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party or the parties having the power to make such settlement and having the difficulty and that the foregoing requirements that any Terminating Event shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing Person or Persons. If any of the foregoing acts or activities included within the definition of “Terminating Events” shall continue for more than a year, of if the use of all or part of the Premises shall be taken for a limited period which exceeds one year, or if the FAA or the Civil Aeronautics Board or any other federal or state regulatory body having jurisdiction fails to permit Tenant to operate at the Airport, then upon 30 days’ prior written notice by Tenant to Authority, this Agreement shall forthwith terminate and the parties hereto shall be released and discharged of and from all further obligations hereunder, without prejudice, however, to any claims which may have accrued prior thereto in favor of either party against the other.
ARTICLE VI
ASSIGNMENT AND SUBLETTING
     Section 6.01 Assignment and Subletting by Tenant. Tenant shall not mortgage, pledge, transfer or otherwise encumber or alienate its interest hereunder or in the Premises, in whole or in part, or suffer to exist any Lien thereon without Authority’s prior written consent. Without the prior written consent of Authority, Tenant shall not assign this Agreement or its interest hereunder, in whole or in part, or sublet the Premises or any part thereof, and shall not permit any transfer thereof by operation of law; provided, however, that (i) Tenant without such prior written consent (but with reasonable advance notice to Authority) may sublet the Premises or any part thereof, and may assign this Agreement, to one or more of Tenant’s Affiliates, and (ii) in the event Tenant shall be a party to a merger with or into another corporation or corporations or to a consolidation with another corporation or corporations permitted by Section 7.02, the corporation so formed as the result of such merger or consolidation shall succeed to Tenant’s rights hereunder subject to all of the terms, provisions and conditions hereof. In the event of any assignment of this Agreement or subletting of the Premises, in whole or in part, in accordance with this Section, (A) no such assignment or subletting shall release or relieve Tenant from being primarily liable for any of its responsibilities and liabilities hereunder, and in the event of any such assignment or subletting, Tenant shall continue to be primarily liable for the faithful performance and observance of all of the terms and conditions hereof to be performed or observed by it, (B) in the case of an assignment, the assignee shall assume the obligations of Tenant hereunder to the extent of the interest assigned and, in the case of a sublease, the subtenant shall acknowledge that its sublease is subordinate to the operation and effect of this Agreement, and (C) Tenant shall, within 30 days after the delivery thereof, furnish or cause to be furnished to Authority a correct and complete copy of such assignment and sublease, as applicable.
     Section 6.02 Assignment by Authority. Authority shall have the right from time to time, without restriction or qualification, to pledge or assign, or both, this Agreement, in whole or in part, or to pledge or assign, or both, any of the rents accruing hereunder. In the event of any such pledge or assignment, or both, (i) Tenant agrees, from and after notice thereof to it, to make all payments of such rents as may be specified in such notice, and (ii) the assignee shall possess, enjoy, may exercise and be subrogated to all rights of Authority hereunder to the extent such possession, enjoyment, exercise and subrogation are necessary to ensure Tenant’s compliance with the terms and provisions hereof.
ARTICLE VII
COVENANTS
     Section 7.01 Quiet Enjoyment of Premises. Authority hereby covenants that so long as Tenant pays the rent and other sums and charges reserved and agreed to be paid by Tenant hereunder, and faithfully observes the covenants, conditions and agreements set forth herein to be observed by Tenant, (i) Tenant shall freely, peaceably and quietly have and enjoy the Premises and every part thereof and all of its other rights hereunder during the Term without hindrance from Authority, and (ii) Authority will defend Tenant’s right to such peaceful and quiet possession.
     Section 7.02 Maintenance of Corporate Existence, Etc. Tenant will maintain its corporate existence and good standing under the laws of the State of Delaware and its due authorization to transact business within the State of Tennessee as a foreign corporation under the laws of the State of Tennessee. Tenant further agrees that it will not, nor will it permit any consolidated subsidiary to, merge or consolidate or dissolve or sell all or substantially all of its assets or enter into any analogous reorganization or transaction with any other Person, except that (i) any consolidated subsidiary may merge into or consolidate with or sell all or substantially all of its assets to Tenant, providing that Tenant shall be continuing and surviving corporation,

(ii) any consolidated subsidiary may merge with or into any other consolidated subsidiary, and (iii) any consolidated subsidiary may be liquidated or dissolved or sold; provided that Tenant may, without violating the covenants set forth in this Section, consolidate with, or merge into, one or more entities, or permit one or more other entities to consolidate with or merge into Tenant, or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, but only if the surviving, resulting or transferee entity, as applicable, (A) if not Tenant, assumes, in writing satisfactory in form and substance to Authority, and agrees to perform all of the obligations of Tenant hereunder, (B) qualifies to transact business in the State of Tennessee, and (C) if such entity shall not be organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, furnishes to Authority an irrevocable consent to service of process in, and to the jurisdiction of the courts of, the State of Tennessee with respect to any Proceeding brought by Authority to enforce this Agreement.
     Section 7.03 Estoppel Certificates. Each party shall, at any time and from time to time upon not less than 30 calendar days’ prior written request by the other party, execute, acknowledge and deliver to such other party a statement in writing certifying (i) that this Agreement is in full force and effect and has not been modified or amended (or if modified or amended, a description of same), (ii) that no defaults have occurred and are continuing and no existing condition has occurred with respect to which the giving of notice or the lapse of time would constitute a default, and (iii) the dates to which the rent and other charges due hereunder have been paid in advance. Each party agrees that any such statement delivered pursuant to this Section may be relied upon by either party or by any third party.
     Section 7.04 Security Control. Tenant agrees to control, at its expense, all Persons and vehicles entering any Airport restricted area (including aircraft movement area) through its leased space in accordance with the Memphis International Airport Security Program in compliance with 49 C.F.R. Parts 1520, 1540 and 1542, and any other applicable federal laws now or hereafter in effect.
     Section 7.05 Indemnification by Tenant. Tenant shall fully indemnify and save and hold Authority and its agents, officers, employees and representatives harmless from and against any and all claims, demands, costs, expenses or damages by or on behalf of any Person arising out of, resulting from or relating to the Premises or Tenant’s use and occupancy of the Premises, including any claims or demands arising out of (i) any condition of the Premises, (ii) any breach or default on the part of Tenant in the performance of any of its obligations hereunder, (iii) any fault or act of negligence of Tenant or its agents, contractors, servants, employees, licensees or invitees, or (iv) any accident to or injury or death of any Person or loss of or damage to any property occurring in or about the Premises; provided, that Tenant shall not be liable for any injury or damage or loss resulting from the fault or negligence of Authority or its agents, officers, commissioners, employees or representatives; and provided, further, that Authority shall give Tenant prompt and reasonable notice of any such claims or actions, and upon notice from Authority, Tenant shall defend it in any such Proceedings and shall have the right to investigate and compromise the same; provided, that if Authority and its commissioners, officers, agents and employees, or any of the foregoing, are made a party to any Proceeding arising out of any of the events or occurrences contemplated by this Section, they may be entitled to appear, defend or otherwise take part at their election and by counsel selected by them, so long as such action by them does not limit or make void any liability of any insurer of Authority or Tenant in respect of the claim or matter in question. Tenant’s liability for indemnification to Authority under this Section shall be effective only to the extent of any loss that may be sustained by Authority in excess of the proceeds received by Authority from any insurance carried with respect to the loss sustained. Authority in no way intends to bind itself hereby in respect of its governmental function, nor does it bargain or agree to convey or transfer its police powers or such other powers or functions hereunder.
     Section 7.06 Surrender of Premises. Upon the termination or expiration of the Term, Tenant shall vacate the Premises and surrender possession thereof peaceably and promptly to Authority and, except as provided in Section 5.01 and Section 5.02 upon damage by casualty or condemnation, in good working order and condition, reasonable wear and tear excepted, and in a state of repair consistent with prudent use and conscientious maintenance thereof.
ARTICLE VIII
HAZARDOUS SUBSTANCES
     Section 8.01 Notice of Discovery of Hazardous Substances. If Authority or Tenant discovers any Hazardous Substances existing on, under or about the Premises in violation of any Environmental Law, it will promptly notify the other party of the details of such Hazardous Substances and will provide to the other party any and all reports, data, laboratory analyses and other documents or written materials related to such discovery and the presence of Hazardous Substances on, under or about the Premises, except for privileged attorney/client communications and attorney work product. Promptly following Tenant’s receipt of any notice, notice of violation, information request, claim, complaint, demand letter or administrative inquiry related to or arising out of any environmental condition on or about the Premises or related to or arising out of Tenant’s compliance or failure to comply with any Environmental Law applicable to the Premises, Tenant shall also notify Authority of that notice, request, claim, complaint, demand or inquiry.
     Section 8.02 Permitted Activities; Compliance Program. (a) Tenant hereby agrees that during the Term (i) no activity will be conducted on the Premises by Tenant, its agents, employees, sublessees, invitees or any other party entering the Premises with the consent or knowledge of Tenant that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”), provided such Permitted Activities are conducted in accordance with all Environmental Laws; (ii) the Premises will not be used by Tenant, its agents, employees, sublessees, invitees or any other party entering the Premises with the consent or knowledge of Tenant in any manner for the storage of any Hazardous Substances except for the storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”), provided such Permitted Materials are properly stored in a manner and location in compliance with all Environmental Laws; (iii) no portion of the Premises will be used by Tenant, its agents, employees, sublessees, invitees or any other party entering the Premises with the consent or knowledge of Tenant as a landfill or dump; (iv) Tenant shall have the express right to install and remove, from time to time, underground storage tanks (“USTs”) or aboveground storage tanks (“ASTs”) and associated equipment; (v) Tenant will not allow any surface or subsurface condition to exist or to come into existence that constitutes, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto, stored, processed, disposed of on, released, discharged from (including ground water contamination) or otherwise handled on the Premises, except for the Permitted Materials described above and Hazardous Substances that Tenant transports for its customers in the ordinary course of its business, and, if so brought or found located thereon, the same shall be handled in compliance with all applicable Environmental Laws, and, if released into the environment in violation of any of the foregoing restrictions, the same shall be immediately removed and cleaned up by Tenant at its expense in accordance with all applicable Environmental Laws. The requirement set forth in clause (v) does not obligate Tenant to remediate, or take any other action with respect to, any surface or subsurface condition, the existence of which is not attributable to the activities that Tenant conducts on the Premises or on any adjacent property that Authority leases to Tenant.
     (b) Tenant further agrees to develop, implement and maintain such spill prevention and countermeasure plans as may be required by any Environmental Laws and to develop, implement and maintain an environmental compliance program for its operations that is consistent with prevailing standards of Tenant’s industry.
     Section 8.03 Indemnity. Tenant will exonerate, hold harmless, indemnify, pay and protect, defend and save Authority, its commissioners, officers, employees, agents, successors and assigns from and against any claims (including third party claims whether for bodily injury or real or personal property damage or otherwise), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, response costs, assessments, liabilities (including sums paid in settlement of claims), interest or losses (including reasonable attorneys’ fees and expenses (including such fees and expenses incurred in enforcing this Agreement), reasonable consultant fees, and reasonable expert fees) that may be asserted against or sustained by any indemnified Person by reason of, or in connection with, (i) the release, spill, leak, emission, escape, leach, disposal or discharge by Tenant or any of its employees, agents, contractors or other invitees of any Hazardous Substances into the air, soil, groundwater or surface water occurring at, on, about, under or within any part of the Premises or occurring elsewhere in connection with the transportation of Hazardous Substances to or from the Premises, or (ii) the migration of Hazardous Substances, the presence of which is attributable to a release, spill, leak, emission, escape, leach, disposal or discharge by Tenant or any of its employees, agents, contractors or other invitees of any Hazardous Substances into the air, soil, groundwater or surface water occurring at, on, about, near, under or within any part of the Premises or occurring elsewhere in connection with the transportation of Hazardous Substances to or from the Premises. The indemnification provided in this Section shall specifically apply to and include claims or actions brought by or on behalf of employees of Tenant against Authority or any other Person indemnified hereunder. The indemnification provided herein shall specifically cover costs (including capital, operating and maintenance costs) and response costs incurred in connection with any investigation or monitoring of site conditions, any cleanup, containment, remediation, removal or restoration work required or performed by any Governmental Authority or performed by any other Person in response to an order or other requirement by such Governmental Authority. Tenant’s obligation to indemnify and hold harmless Authority and the other indemnified Persons set forth in this Section shall survive the expiration of the Term and the termination of Tenant’s occupancy, in whole or in part, of the Premises with respect to claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, response costs, assessments, liabilities, interest or losses (including reasonable attorneys’ fees and expenses, reasonable consultant fees, and reasonable expert fees) arising from, or in connection with, releases, spills, leaks, emissions, escapes, leaching, disposals or discharges occurring prior to the expiration of Term or the earlier termination of Tenant’s occupancy of the Premises. In making the foregoing indemnity, Tenant does not undertake any obligation with respect to subterranean migration of Hazardous Substances to, on or under the Premises from sites on which Tenant has not operated.
     Section 8.04 Removal of Under- and Above-Ground Storage Tanks. Upon the expiration of the Term for any reason, Tenant, at its own expense, shall (i) remove and dispose of all USTs and ASTs that Tenant installed, or caused to be installed, on the Premises in compliance with all applicable Environmental Laws and (ii) undertake in compliance with the rules and regulations of any Governmental Authority having jurisdiction over the Premises all required cleanup activities with respect to environmental conditions caused by, arising out of or resulting from Tenant’s activities on the Premises.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES
     Section 9.01 Authority’s Representations and Warranties. As an inducement for Tenant to enter into this Agreement, Authority hereby represents and warrants to Tenant that:
     (a) Authority is a body politic and corporate duly organized and validly existing in good standing under the laws of the State of Tennessee and has the full corporate power, authority and legal right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute and deliver this Agreement and perform its obligations hereunder.
     (b) Authority has the corporate power, authority and legal right to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Authority have been duly authorized by all necessary corporate action on the part of Authority.
     (c) This Agreement has been duly executed and delivered by Authority and constitutes a legal, valid and binding obligation of Authority, enforceable against Authority in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter affecting the enforcement of creditors’ rights in general and general principles of equity (whether applied in a Proceeding at law or in equity).
     (d) The execution and delivery of this Agreement by Authority, the performance by Authority of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (i) violate, contravene or conflict with the charter or bylaws of Tenant or any law, order, rule or regulation applicable to Authority of any Governmental Authority having jurisdiction over Authority, or (ii) result in a breach of any of the material terms and provisions of, constitute (with or without the giving of notice or the lapse of time or both) a material default under, or result in the creation or imposition of any Lien upon any of Authority’s properties pursuant to, any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Authority is a party or by which Authority is bound.
     (e) There are no Proceedings or investigations pending or, to the knowledge of Authority, threatened against Authority before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that, in the reasonable judgment of Authority, would materially and adversely affect the performance by Authority of its obligations hereunder or would materially and adversely affect the validity or enforceability of this Agreement.
     (f) All authorizations, consents, order or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Authority in connection with the execution and delivery of this Agreement by Authority, the performance by Authority of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly obtained, effected or given and are in full force and effect.
     Section 9.02 Tenant’s Representations and Warranties. As an inducement for Authority to enter into this Agreement, Tenant hereby represents and warrants to Authority that:
     (a) Tenant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute and deliver this Agreement and perform its obligations hereunder.
     (b) Tenant has the corporate power, authority and legal right to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Tenant have been duly authorized by all necessary corporate action on the part of Tenant.
     (c) This Agreement has been duly executed and delivered by Tenant and constitutes a legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter affecting the enforcement of creditors’ rights in general and general principles of equity (whether applied in a Proceeding at law or in equity).
     (d) The execution and delivery of this Agreement by Tenant, the performance by Tenant of its obligations hereunder and the consummation of the transactions contemplated hereby, do not and will not (i) violate, contravene or conflict with the certificate of incorporation or bylaws of Tenant or any law, order, rule or regulation applicable to Tenant of any Governmental Authority having jurisdiction over Tenant, or (ii) result in a breach of any of the material terms and provisions of, constitute (with or without the giving of notice or the lapse of time or both) a material default under, or result in the creation or imposition of any Lien upon any of Tenant’s properties pursuant to, any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Tenant is a party or by which Tenant is bound.
     (e) There are no Proceedings or investigations pending or, to the knowledge of Tenant, threatened against Tenant before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that, in the reasonable judgment of Tenant, would materially and adversely affect the performance by Tenant of its obligations hereunder or would materially and adversely affect the validity or enforceability of this Agreement.
     (f) All authorizations, consents, order or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Tenant in connection with the execution and delivery of this Agreement by Tenant, the performance by Tenant of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly obtained, effected or given and are in full force and effect.
ARTICLE X
DEFAULT; REMEDIES
     Section 10.01 Breach by Tenant. (a) Tenant shall be in default hereunder if during the term (or any renewal term) of this Agreement:
     (i) Tenant shall fail to pay when due and owing any installment of rent or any other sums specified hereunder and such failure shall continue for 30 days;
     (ii) Tenant shall fail to observe or perform any other covenant, agreement or obligation to be performed or observed by Tenant hereunder, and such failure shall not be cured within 30 days after Authority shall have given Tenant written notice specifying the nature of Tenant’s default or delinquency or within such longer period of time following the delivery of that notice as is reasonably necessary to correct such failure if Tenant has instituted appropriate corrective action and is diligently pursuing the same;
     (iii) Tenant’s interest in this Agreement shall be mortgaged, pledged, or otherwise encumbered or transferred, in whole or in part, voluntarily or involuntarily or by operation of law, or Tenant shall assign or sublet such interest, in whole or in part, except as permitted by Section 7.02;
     (iv) Tenant shall dissolve or sell all or substantially all of its assets except as permitted by Section 7.02;
     (v) an Event of Bankruptcy shall occur with respect to Tenant;
     (vi) Tenant shall abandon or vacate the Premises; or
     (vii) Tenant shall default in the prompt and complete observance or performance of any covenant, agreement or obligation to be observed or performed by Tenant in accordance with any other lease or similar agreement with Authority, whether now existing or hereafter arising, and such default shall continue to exist after any applicable cure period therefor set forth in such lease or other agreement shall have expired.
     (b) Upon the occurrence of an Event of Default by Tenant:
     (i) (A) Authority shall have the right, at its sole option, at the time Tenant shall be in default hereunder or at any time thereafter while such Event of Default shall continue, give Tenant written notice of intention to terminate this Agreement on a date specified in such notice, which date shall not be earlier than 10 days after such notice is given, and if all defaults have not been cured on the date so specified, Tenant’s rights to possession of the Premises shall cease, and with or without re-entry by Authority, this Agreement and the Term shall thereupon cease, and Authority may then re-enter and take possession of the Premises as of Authority’s former estate, and Tenant shall forthwith surrender possession of the Premises as provided in Section 7.06; provided that Tenant shall be, and shall remain, liable for all rent accrued hereunder to the date such termination becomes effective and for all other sums then owing by Tenant hereunder; and provided, further, that notwithstanding the termination of this Agreement and the terms hereof or any re-entry by Authority upon such termination as provided above, Tenant shall nevertheless pay to Authority as liquidated damages for the default by Tenant the reasonable costs of alterations incurred by Authority in re-letting the Premises, or the reasonable costs to Authority necessary to place the Premises in condition for re-letting, which costs shall be paid by Tenant to Authority immediately upon notice to Tenant that such alterations have been completed and the amount of such costs. Any rent, income, receipts, profits or other moneys received or derived by Authority from any re-renting or re-leasing or other use of the Premises after the termination hereof as provided above shall be the sole and exclusive property of Authority and Tenant shall have no rights therein.
          (B) The acceptance by Authority from Tenant of any rent after the termination of this Agreement as provided in subparagraph (A) shall not reinstate this Agreement or the Term.
          (C) Neither notice to pay rent or to deliver up possession of the Premises given pursuant to law, nor any Proceeding taken by Authority, nor the failure by Tenant for any period of time to pay any of the rents herein reserved, shall of itself operate to terminate this Agreement, and no termination of this Agreement on account of default by Tenant shall be or become effective, either by operation of law or by the action of Authority or of Tenant, or otherwise, except only in the manner expressly provided in subparagraph (A). Tenant covenants and agrees that no surrender of the Premises or of this Agreement or any termination of this Agreement shall be valid in any manner or for any purpose whatsoever unless of such surrender or termination has been given by Authority as expressly provided in subparagraph (A).
     (ii) As an alternative remedy, Authority may elect not to terminate this Agreement and the Term as provided in paragraph (i), in which event Tenant agrees to and shall remain liable for the payment of all rents reserved herein and the performance of all conditions set forth herein, and shall pay such rents at the same time and in the same manner as provided in Section 2.03, notwithstanding any entry or re-entry by Authority as provided in this paragraph or any Proceeding in unlawful detainer or otherwise, brought by Authority for the purpose of effecting such entry or re-entry or obtaining possession of the Premises. Authority may, without terminating this Agreement and the Term, after giving Tenant 10 days’ written notice, re-enter the Premises and take possession thereof pursuant to legal proceedings or pursuant to any other notice required by law, and shall use reasonable diligence to re-let the Premises, or any part or parts thereof, for such period or periods and upon such term or terms and at such reasonable rental rentals and upon such other conditions as Authority may deem advisable, with the right to make alterations and repairs to the Premises. Tenant agrees that this Agreement constitutes full and sufficient notice of the right of Authority to re-rent the Premises in the event of such re-entry, without effecting a surrender or termination of this Agreement and the Term, and further agrees that no acts of Authority in effecting such re-renting or re-leasing shall constitute a surrender or termination of this Agreement and the Term irrespective of the period for which such re-leasing or re-renting is made or the terms and conditions of such re-leasing or re-renting or otherwise, but that, on the contrary, in the event of any default by Tenant set forth in Section 10.01, the right to terminate this Agreement shall vest in Authority, to be effected in the sole and exclusive manner provided in paragraph (i). Tenant shall remain liable for all rents reserved herein, and no re-entry shall relieve it of its obligations hereunder to pay such rents or to perform any other of its obligations hereunder, all of which shall survive such re-entry and whether or not the Premises or any part thereof has been re-let, but Tenant shall receive a credit against such rent in the amount of the proceeds, if any, of such re-letting after deducting from such proceeds all of Authority’s expenses in and in connection with such re-letting, including all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, removal costs, alteration costs and expenses of preparation for re-letting, and any amounts collected pursuant to action taken under this paragraph shall be paid to Authority unless all sums then owing hereunder by Tenant to Authority shall have been paid in full, in which case such amounts shall be paid to Tenant if and so long as this Agreement or the Term shall not have been terminated.
     (iii) (A) If Authority elects not to terminate this Agreement as provided in paragraph (ii), it may at any time thereafter while Tenant is in default hereunder, elect to proceed in the manner set forth in paragraph (i).
          (B) If, under any of the foregoing provisions of this subsection, Authority shall have the right to re-enter and take possession of the Premises, Authority may enter and expel Tenant and those Persons claiming through or under Tenant and remove their property and effects (forcibly, if necessary), without being guilty of any manner of trespass and without any liability therefor and without prejudice to any remedies of Authority in the event of default by Tenant, and without liability for any interruption of the conduct of the affairs of Tenant or those Persons claiming through or under Tenant which may result from such entry. Authority may remove all of Tenant’s property whatsoever situated upon the Premises and place such property in storage in any warehouse or other suitable place in Memphis, Tennessee, for the account of and at the expense of Tenant, and Tenant hereby exempts and agrees to hold harmless Authority from any costs, loss or damage whatsoever arising or occasioned by any such entry upon and retaking of the Premises and the removal and storage of such property by Authority or its duly authorized agents in accordance with the provisions hereof. Tenant hereby waives any and all claims for damages caused or which may be caused by Authority in re-entering and taking possession of the Premises as provided herein and all claims for damages to or loss of any property belonging to Tenant that may be in or upon the Premises.
          (C) Tenant hereby waives, surrenders and gives up all right or privilege which Tenant may or might have under or by reason of any applicable law,

regulation or ruling now or hereafter in effect to redeem, occupy or re-occupy the Premises after having been dispossessed or ejected therefrom by the process of law or the provisions of this Agreement.
     (iv) Authority may, at its option, declare all installments of rent payable under Section 2.03 for the remainder of the Term to be immediately due and payable, whereupon the same shall become immediately due and payable.
     (v) Authority may take whatever action at law or in equity may appear necessary or desirable to collect the rent then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Tenant hereunder.
     Section 10.02 Breach by Authority; Set-offs Against Rents. (a) Tenant shall have the right to terminate this Agreement by the delivery of written notice to Authority at least 30 days in advance of the effective date of termination specified in Tenant’s notice if one or more of the following events occur: (i) any court of competent jurisdiction shall issue an injunction that materially restricts the use of the Airport for airport purposes and that is not dismissed within 30 days or such additional period of time as is reasonably necessary to dismiss such injunction if Authority has diligently contested such injunction in good faith through appropriate proceedings; (ii) Authority shall fail to observe or perform any covenant, agreement or obligation to be performed or observed by Authority hereunder, and such failure shall not be cured within 30 days after Tenant shall have given Authority written notice specifying the nature of Authority’s default or delinquency or within such longer period of time following the delivery of that notice as is reasonably necessary to correct such failure if Authority has instituted appropriate corrective action and is diligently pursuing the same; (iii) the United States of America or any authorized agency thereof or any other Governmental Authority having jurisdiction in the premises shall assume the operation, control or use of the Airport facilities, or any substantial part or parts of those facilities in such a manner as to restrict for a period of 30 days or more Tenant’s operations hereunder; or (iv) the Airport shall be abandoned for aviation uses.
     (b) If Authority shall fail to keep or perform any of its obligations as provided herein, then Tenant, upon the continuance of such failure on the part of Authority for 30 days after written notice to Authority of such failure and without waiving or releasing Authority from any such obligation, as an additional but not exclusive remedy, may (but shall not be obligated to do so) perform any of such obligations. If, and to the extent, the cost of performing any such obligation is not chargeable hereunder to Tenant as additional rent or as moneys owing by Tenant to Authority, then all sums expended by Tenant in performing any such obligation of Authority hereunder, may be set-off by Tenant against the rents owing by Tenant to Authority under Section 2.03(a); provided that Tenant, in making such set-off, shall file with Authority evidence of the giving of the aforesaid notice to Authority, the failure by Authority to remedy the failure to which such notice pertained and the cost to Tenant of remedying the same.
     Section 10.03 No Personal Liability. No Commissioner of Authority and no officer or employee thereof shall be individually or personally liable in any way hereunder, but nothing set forth herein shall relieve such Commissioner, officer or employee from the performance of any duty provided or required by law.

ARTICLE XI
MISCELLANEOUS
     Section 11.01 Governing Law; Consent to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Tennessee, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Tennessee in Shelby County, or of the United States for the Western District of Tennessee and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.
     Section 11.02 Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
     Section 11.03 Notices. Unless otherwise expressly specified or permitted by the terms hereof, any request, demand, authorization, direction, notice, consent, waiver or other communication to be given under or by reason of this Agreement shall be in writing, personally delivered, sent by first class certified or registered mail, return receipt requested, or overnight delivery service, or transmitted in the form of facsimile notice, followed by written notice delivered as aforesaid, and shall be deemed to have been duly given (i) upon receipt (with receipt confirmed in writing), (ii) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight delivery service, or (iii) the third Business Day following the day on which the same is sent by first class mail, certified or registered mail, with return receipt requested, in each case:
          If to Authority, to:
Memphis-Shelby County Airport Authority
2491 Winchester Road, Suite 113
Memphis, Tennessee 38116
Attn: President and Chief Executive Officer
Facsimile: (901) 922-8099
or in the case of any communication to Authority by overnight delivery service, to:
Memphis-Shelby County Airport Authority
3505 Tchulahoma Road
Memphis, Tennessee 38118
Attn: President and Chief Executive Officer
Facsimile: (901) 922-8099

in each case, with a copy to the Vice President and General Counsel of Memphis-Shelby County Airport Authority at the address above to which such communication is delivered to Authority
          If to Tenant, to:
Federal Express Corporation
3680 Hacks Cross Road
Building H, 3rd Floor
Memphis, Tennessee 38125
Attn: Managing Director, Real Estate and Airport Relations
Facsimile: (901) 434-9610
with a copy to:
Federal Express Corporation
Legal Department
3620 Hacks Cross Road
Building B, 3rd Floor
Memphis, Tennessee 38125
Attn: Managing Director, Business Transactions Group (#07-0958-0982)
Facsimile: (901) 434-7831
or, as to each party, to such other address or telecopy number as shall be designated by such party in a written notice to the other parties hereto from time to time. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given in accordance with the terms of this Section, shall not affect the validity of notice given in accordance with this Section.
     Section 11.04 Entire Agreement; Amendments. This Agreement sets forth the entire agreement and understanding of the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous representations, agreements and understandings, oral or otherwise, between the parties with respect to such subject matter (including the Original Lease Agreement). No representation, agreement, arrangement or understanding, oral or written, exists among the parties relating to the subject matter hereof that is not fully expressed herein. Except as otherwise expressly provided herein, no amendment or modification of this Agreement shall be effective unless approved in writing by all of the parties.
     Section 11.05 Parties in Interest. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 11.06 Further Assurances. Each party hereby agrees that upon the request of the other party hereto, it shall take and perform (or refrain from taking or performing) such further acts and deeds, provide all information, and execute, acknowledge, deliver and record such other documents and instruments, as may be necessary, advisable or proper from time to time to further evidence, confirm or carry out the provisions, intent and/or purposes hereof or to comply with any applicable laws, rules or regulations.

     Section 11.07 Waivers. Any waivers of terms or conditions hereunder shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect, or enforceability of this Agreement or operate as a waiver of any right, power or privilege hereunder, and no single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     Section 11.08 Rights and Remedies Cumulative. Unless expressly stated to be exclusive, no remedy conferred herein shall be deemed to be exclusive of any other remedy conferred herein or any other remedy now or hereafter available at law or equity. All remedies conferred herein, and all remedies now or hereafter available at law or equity, shall be deemed to be cumulative and not alternative, and may be enforced concurrently or successively. The exercise of (or failure to exercise) any one or more remedies shall not operate as a waiver of, or constitute a bar to, the exercise of any other remedies.
     Section 11.09 Time is of the Essence. Time is of the essence in the performance of each party’s obligations hereunder.
     Section 11.10 Costs and Attorneys’ Fees. If any legal action or other Proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses even if not taxable as court costs incurred in that action or Proceeding, in addition to any other relief to which such party or parties may be entitled.
     Section 11.11 Counterparts; Effectiveness. This Agreement (i) may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and (ii) shall become effective as of the Effective Date upon the execution by each party of at least one counterpart hereof, and it shall not be necessary that any single counterpart bear the signatures of all parties.
     Section 11.12 Authority May Perform Tenant’s Obligations. If Tenant fails to keep or perform any of its obligations hereunder in respect of (i) the payment of taxes, assessments, public charges or other impositions, (ii) repairs to and maintenance of the Premises, (iii) the replacement, substitution or installation of equipment, furnishings, machinery or other personal property, (iv) compliance with applicable legal requirements, (v) keeping the Premises free of Liens, or (vi) the making of any other payment required by or the performance of any other obligation imposed upon it hereunder, then Authority, upon continuance of such failure on the part of Tenant for 30 days after written notice to Tenant of such failure or for such longer period following Tenant’s receipt of that notice as may be reasonably necessary to rectify the default through the exercise of prompt, diligent and continuous effort through appropriate proceedings and without waiving or releasing Tenant from any obligation, as an additional but not an exclusive remedy, may (but shall not be obligated to) make any of the foregoing payments or perform any of the foregoing obligations, and all sums so paid or expended by Authority shall be deemed additional rent hereunder pursuant to Section 2.03(a)(ii), and shall become an additional obligation of Tenant to Authority, which amount, together with interest thereon at the maximum rate of interest permitted under Tennessee law from the date of payment by Authority, Tenant hereby agrees to pay.
     Section 11.13 Subordination of Agreement to Certain Agreements with Federal Government; FAA Approval. This Agreement shall be subordinate in all respects to the provisions of any existing or future leases, contracts or agreements between Authority and the United States or any agency thereof relative to aircraft operating areas of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of federal funds for the development of the Airport. Although this Agreement shall be and become effective upon the execution hereof by the parties hereto, it shall nevertheless be subject to approval by the FAA, and the parties hereby covenant and agree to make any modifications or amendments hereto that may be required to obtain such approval.
     Section 11.14 Memorandum of Lease. This Agreement may not be recorded by Authority without the consent of Tenant unless Authority reasonably and in good faith determines that it ought to record same, and gives Tenant 15 days’ advance notice of its intention so to do and its reasons therefor. It is agreed that if Authority or Tenant so desires, the parties shall execute a short-form memorandum of this Agreement which either Authority or Tenant may record at its expense in lieu of recording the entire Agreement.
     Section 11.15 Interpretation. The parties hereby agree that each party and its attorneys have reviewed and revised this Agreement and that the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of this Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first written above.

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY
By:	/s/ LARRY D. COX
Larry D. Cox, A.A.E.
President and Chief Executive Officer

ATTEST:

/s/ ANTHONY W. BROWN Anthony W. Brown
Vice President, Business Diversity and Government Affairs

APPROVED AS TO FORM AND LEGALITY:

/s/ SARA L. HALL
Sara L. Hall, Vice-President and General Counsel

FEDERAL EXPRESS CORPORATION
By:	/s/ GRAHAM R. SMITH
Graham R. Smith,
Vice-President, Properties and Facilities

ATTEST:

/s/ CARY S. BLANCETT Name: Cary S. Blancett
Title: Assistant Secretary

STATE OF TENNESSEE
COUNTY OF SHELBY
     Before me, Shawnita L. Neely, of the state and county mentioned, personally appeared Larry D. Cox, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be President and Chief Executive Officer of Memphis-Shelby County Airport Authority, the within named bargainor, a body politic and corporate, and that he as such President executed the foregoing instrument for the purpose therein contained, by personally signing the name of the body politic and corporate as President.
     WITNESS may hand and seal, at office in Memphis, Tennessee, on May 31, 2007.

/s/ SHAWNITA L. NEELY
Notary Public

My commission expires:
September 19, 2007
STATE OF TENNESSEE
COUNTY OF SHELBY
     Before me, Beverly Azlin, of the state and county mentioned, personally appeared Graham R. Smith, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Vice-President, Properties and Facilities of Federal Express Corporation, the within named bargainor, a corporation, and that he as such Vice-President executed the foregoing instrument for the purpose therein contained, by personally signing the name of the corporation as Vice-President.
     WITNESS may hand and seal, at office in Memphis, Tennessee, on May 29, 2007.

/s/ BEVERLY AZLIN
Notary Public

My commission expires:
September 19, 2007

EXHIBIT A
See Attached

EXHIBIT A TO COMPOSITE LEASE AGREEMENT
FEDERAL EXPRESS CORPORATION
2003 CORPORATE AVENUE-B3
MEMPHIS, TN 38132

	FEDEX								CURRENT	CURRENT	PROJECTED RATES
PARCEL	LEASE				EFFECTIVE		SQUARE	CURRENT	MONTHLY	ANNUAL	EFFECTIVE JULY 2008			7/1/2008		7/1/2013[9]	7/1/2018[9]
NUMBER	NUMBER		CURRENT SUPPLEMENTAL	USE OR LOCATION	DATE		FEET	RATE	BILLING	BILLING	RATES	MONTHLY	ANNUAL	ESCALATION		ESCALATION	ESCALATION

1	07-0958	N/A		TAXIWAY N	1/1/2009	[1]	100,035	N/A	$0.00	$0.00	N/A	N/A	N/A	N/A		CPI OR 13%	CPI OR 13%

2	07-0959	SUPPLEMENTAL 26		AMR FACILITIES/LANDLOCKED PARCELS	1/1/2007		1,082,446	Varies [3]	$30,869.35	$370,432.20	$0.3935	$35,497.91	$425,974.97	15	% [3]	CPI OR 13%	CPI OR 13%

		SUPPLEMENTALS		WEST RAMP
3	07-0960	18, 19, 20, 21, 22 & 23		UNIMPROVED GROUND	1/1/2007		3,111,647	$0.1525	$39,543.85	$474,526.17	$0.1906	$49,423.33	$593,079.92	N/A		CPI OR 13%	CPI OR 13%
		22, 24 & 25		UNIMPROVED GROUND	1/1/2007		914,283	$0.1525	$11,619.01	$139,428.16	$0.1906	$14,521.86	$174,262.34	N/A		CPI OR 13%	CPI OR 13%

4	07-0961	N/A		TAXIWAY C	1/1/2009	[2]	731,098	N/A	$0.00	$0.00	N/A	N/A	N/A	N/A		CPI OR 13%	CPI OR 13%

5	07-0962	SUPPLEMENTAL 13		UNIMPROVED APRON/GRACELAND RAMP	1/1/2007		515,496	$0.1525	$6,551.10	$78,613.14	$0.1906	$8,187.79	$78,613.14	N/A		CPI OR 13%	CPI OR 13%
		SUPPLEMENTAL 17		UNIMPROVED APRON/SIERRA RAMP	1/1/2007			$0.1525						N/A		CPI OR 13%	CPI OR 13%

6	07-0963	AGREEMENT #92-0833		IRS/AOD	1/1/2007		2,248,286	$0.6650	$125,000.00	$1,500,000.00	$0.6672	$125,000.00	$1,500,000.00	N/A		15%	CPI 0R 13%

7	07-0964	SOUTHWIDE #90-0242		GRAEBER ASSIGNMENT	1/1/2007		427,030	$0.1029	$2,506.15	$30,073.80	$0.1029	$2,506.15	$43,941.39	25%[5]		CPI OR 13%	CPI OR 13%

8	07-0965	SOUTHWIDE ASGMT. #80-0223		EQUITABLE LIFE	1/1/2007		451,370	$0.0644	$2,340.16	$28,081.92	$0.0644	$2,340.16	$29,068.23	25%[5]		CPI OR 13%	CPI OR 13%

9	07-0966	SUPPLEMENTAL 15 (INTERNATIONAL PARK)		FEDEX PARKING — TCHULAHOMA	1/1/2007		833,458	$0.2673	$18,565.28	$222,783.36	$0.2673	$18,565.28	$222,783.32	N/A		CPI OR 13%	CPI OR 13%

10	07-0967	SUPPLEMENTAL 16 (INTERNATIONAL PARK)		FEDEX CONSTRUCTION STORAGE AREA	1/1/2007		140,617	$0.2673	$3,132.24	$37,586.92	$0.2673	$3,132.24	$37,586.92	N/A		CPI OR 13%	CPI OR 13%

11	07-0968	SUPPLEMENTAL 13		UNIMPROVED GROUND/GSE STORAGE	1/1/2007		187,217	$0.1525	$2,379.22	$28,550.59	$0.1906	$2,973.63	$35,683.56	N/A		CPI OR 13%	CPI OR 13%

12	07-0969	SUPPLEMENTAL 27		A-380 GSE STORAGE	DBO/12/1/07 [4]		187,618	N/A	$0.00	$0.00	$0.1525	$2,384.31	$28,611.75	N/A		CPI OR 13%	CPI OR 13%

13	07-0970	SUPPLEMENTAL 23		A-380 RAMP	1/1/2007		1,900,006	$0.1220	$19,316.73	$231,800.73	$0.1220	$19,316.73	$231,800.73	N/A		CPI OR 13%	CPI OR 13%
		SUPPLEMENTAL 25		A-380 GSE RAMP	1/1/2007		319,113	$0.1525	$4,055.39	$48,664.73	$0.1906	$5,068.58	$60,822.94	N/A		CPI OR 13%	CPI OR 13%

14	07-0971	SUPPLEMENTAL 14		UNIMPROVED APRON/DE-ICING EQUIPMENT STORAGE	1/1/2007		428,616	$0.1525	$5,447.00	$65,363.94	$0.1906	$6,807.85	$81,694.21	N/A		CPI OR 13%	CPI OR 13%

15	07-0972	**N/A		SPRANKLE ROAD	1/1/2007		200,695	$0.0000	$0.00	$0.00	N/A	N/A	N/A	N/A		N/A	N/A

16	07-0973	**N/A		REPUBLIC ROAD	1/1/2007		113,179	$0.0000	$0.00	$0.00	N/A	N/A	N/A	N/A		N/A	N/A

		SUPPLEMENTALS
		1	Parcel 1, 2, 3, 4, 6 & 9 (UNIMP GROUND)		1/1/2007		1,662,877	$0.1525	$21,132.40	$253,588.74	$0.1906	$26,412.03	$316,944.36	N/A		CPI OR 13%	CPI OR 13%
		1	Parcel 1, 2, 7, 9 (IMP APRON)		1/1/2007		1,908,290	$0.1906	$30,310.01	$363,720.07	$0.2383	$37,895.46	$454,745.51	N/A		CPI OR 13%	CPI OR 13%
			Parcel 5 (INTERNATIONAL PARK)		1/1/2007		24,000	$0.2673	$534.60	$6,415.20	$0.3341	$668.25	$8,019.00	25%[5]		CPI OR 13%	CPI OR 13%
		1	Parcel 8 (INTERNATIONAL PARK)	FUEL TANKS	1/1/2007		247,254	$0.2673	$5,507.58	$66,090.99	$0.3341	$6,884.48	$82,613.74	25%[5]		CPI OR 13%	CPI OR 13%
		1 & 8	Parcel 12 (INTERNATIONAL PARK)	ARTC TRAINING BUILDING	1/1/2007		117,915	$0.2673	$2,626.56	$31,518.68	$0.3341	$3,283.20	$39,398.35	25%[5]		CPI OR 13%	CPI OR 13%
		1 & 8	Parcel 11 (INTERNATIONAL PARK)	GAS STATION	1/1/2007		45,359	$0.2673	$1,010.37	$12,124.46	$0.3341	$1,262.96	$15,155.58	25%[5]		CPI OR 13%	CPI OR 13%
		8	Parcel 9 (INTERNATIONAL PARK)	SOUTH RAMP, COURTYARD, SOUTHGATES	1/1/2007		1,586,172	$0.2673	$35,331.98	$423,983.78	$0.3341	$44,164.98	$529,979.72	25%[5]		CPI OR 13%	CPI OR 13%
17			Parcel 10 (INTERNATIONAL PARK)	SOUTHEASTERN RAMP, NORTH SECONDARY,	1/1/2007		70,200	$0.2673	$1,563.71	$18,764.46	$0.3341	$1,954.63	$23,455.58	25%[5]		CPI OR 13%	CPI OR 13%
	07-0974		Parcel 17 (INTERNATIONAL PARK)	NORTH INPUT, PRIMARY SORT,	1/1/2007		4,333,659	$0.2673	$96,532.25	$1,158,387.00	$0.3341	$120,665.32	$1,447,983.84	25%[5]		CPI OR 13%	CPI OR 13%
				SMALL PACKAGE SORT SYSTEM,
				INTERNATIONAL INPUT, HEAVY WEIGHT, EAST RAMP
				TAB-LINE MAINTENANCE	1/1/2007		556,334	$0.2673	$12,392.34	$148,708.08	$0.3341	$15,489.27	$185,871.19	25%[5]		CPI OR 13%	CPI OR 13%
		10	Parcel 27A (IMP APRON)	PARCEL 27A	1/1/2007		487,512	$0.1906	$7,743.32	$92,919.79	$0.2383	$9,681.18	$116,174.11	N/A		CPI OR 13%	CPI OR 13%
		11	Parcel A & B West (UNIMP GROUND)	NORTH RAMP	1/1/2007		527,676	$0.1525	$6,705.88	$80,470.59	$0.1906	$8,381.25	$100,575.05	N/A		CPI OR 13%	CPI OR 13%
		5	Parcel 16 (INTERNATIONAL PARK)		1/1/2007		796,312	$0.2673	$17,737.85	$212,854.20	$0.3341	$22,172.31	$266,067.75	25%[5]		CPI OR 13%	CPI OR 13%
		23		GRAEBER ASSIGNMENT/TRUCKING OPERATION	1/1/2007		261,460	$0.1029	$2,242.02	$26,904.25	$0.1286	$2,802.53	$33,630.32	25%[5]		CPI OR 13%	CPI OR 13%
		SUPPLEMENTAL 9 (INTERNATIONAL PARK)		PARKING AREA	1/1/2007		18,933	$0.2673	$421.73	$5,060.79	$0.3341	$527.17	$6,325.99	25%[5]		CPI OR 13%	CPI OR 13%

18	07-0975	SUPPLEMENTAL 8 (INTERNATIONAL PARK)		DC-10 HANGAR (LAND)	1/1/2007		552,730	$0.2673	$12,312.06	$147,744.73	$0.2673	$12,312.06	$147,744.73	N/A		CPI OR 13%	CPI OR 13%
18A	07-0976	THE BUILDING HAVING AN AREA OF 72,378 SQ FT & OTHER IMPROVEMENTS		DC-10 HANGAR (BUILDING)	9/1/2012	[6]		N/A	$0.0	0 $0.0	0 N/A	N/A	N/A	N/A		CPI OR 13%	CPI OR 13%
		CONSTRUCTED ON PARCEL 18

19	07-0977	SUPPLEMENTAL 8 (INTERNATIONAL PARK)		ENGINE SHOP	1/1/2007		418,016	$0.2673	$9,311.31	$111,735.68	$0.2673	$9,311.31	$111,735.68	N/A		CPI OR 13%	CPI OR 13%

20	07-0978	SUPPLEMENTAL 27		WEST SIDE OF TANG	DBO/3/1/08 [7]		108,051	N/A	$0.00	$0.00	$0.1525	$1,373.15	$16,477.78	N/A		CPI OR 13%	CPI OR 13%

21	07-0979	SUPPLEMENTAL 7		DEMOCRAT VEHICLE PARKING	1/1/2007		1,812,363	$0.1525	$23,032.10	$276,385.20	$0.19060	$28,786.37	$345,436.39	N/A		CPI OR 13%	CPI OR 13%

22	07-0980	SUPPLEMENTAL 9		DEMOCRAT VEHICLE PARKING	1/1/2007		491,127	$0.1525	$6,241.41	$74,896.87	$0.19060	$7,800.73	$93,608.81	N/A		CPI OR 13%	CPI OR 13%

23	07-0981	N/A		TAXIWAY SIERRA	1/1/2009	[2]	248,711	N/A	$0.00	$0.00	N/A	N/A	N/A	N/A		CPI OR 13%	CPI OR 13%

24	07-0982			SORT FACILITY	9/1/2009	[8]	292,000	N/A	$0.00	$0.00	N/A	N/A	N/A	N/A		CPI OR 13%	CPI OR 13%
							30,459,161		$564,014.94	$6,768,179.22		$657,554.44	$7,885,866.86

Note 1:	The Effective Date will be the date on which the term of the Lease Agreement in effect between the Authority and Tenant with respect to the premises currently occupied by the “Tennessee Air National Guard” and dated July 21, 2005 begins. January 1, 2009 is merely an estimate of when that lease term will commence. When the Effective Date occurs, the parties will calculate rent for Parcel 1 based upon a rental rate of $0.1906 per square foot of land area.

Note 2:	The Effective Date will be the date on which the term of the Lease Agreement in effect between the Authority and Tenant with respect to the premises currently occupied by the “Tennessee Air National Guard” and dated July 21, 2005, begins. January 1, 2009 is merely an estimate of when that lease term will commence. When the effective Date occurs, the parties will calculate rent for Parcels 4 and 23 based upon a rental rate of $0.2400 per square foot of land area.

Note 3:	As of the Effective Date, the monthly and annual rent amounts for Parcel 2 are $30,869.35 and $370,432.20 respectively. As of July 1, 2008, the parties will adjust those amounts to equal the product achieved by multiplying each of those amounts by 1.15.

Note 4:	The Effective Date is the earlier of the date of beneficial occupancy or December 1, 2007. When the Effective Date occurs, the parties will calculate the rent based upon a rental rate of $0.1525 per square foot of land area.

Note 5:	The rental rate that becomes effective July 1, 2008, reflects a 25-percent increase in the rental rate in effect prior to that date.

Note 6:	The Effective Date is subject to the operation and effect of Section 1.04(b) of the foregoing Lease Agreement. When the Effective Date occurs, the parties will calculate rent for Parcel 18A based upon a rental rate of $1.26 per square foot of building footprint area.

Note 7:	The Effective Date is the earlier of the date of beneficial occupancy or March 1, 2008. When the Effective Date occurs, the parties will calculate the rent based upon a rental rate of $0.1525 per square foot of land area.

Note 8:	The Effective Date is subject to the operation and effect of Section 1.04(b) of the foregoing Lease Agreement. When the Effective Date occurs, the parties will calculate rent for Parcel based upon a rental rate of $1.26 per square foot of building footprint area.

Note 9:	Refer to Section 2.03(a)(i) of the foregoing Lease Agreement for a further description of the rent adjustment summarized in this column. Effective January 1, 2007 — unimproved ground $0.1906 — improved $0.2383

EXHIBIT A
FEDERAL EXPRESS CORPORATION
2003 CORPORATE AVENUE-B3
MEMPHIS, TN 38132

						CURRENT		CURRENT	PROJECTED RATES
PARCEL			EFFECTIVE	SQUARE	CURRENT	MONTHLY		ANNUAL	EFFECTIVE JULY 2008			7/1/2008	7/1/2013	7/1/2018
NUMBER	CURRENT SUPPLEMENTAL	USE OR LOCATION	DATE	FEET	RATE	BILLING		BILLING	RATES	MONTHLY	ANNUAL	ESCALATION	ESCALATION	ESCALATION

	DE-ICING AGREEMENT		8/1/2006				$20,833.33	$250,000.00		$20,833.33	$250,000.00	N/A	N/A	N/A

	CARGO BUILDING # 1		MTM	2,376.00	21.23		$4,203.54	$50,442.48

	BICO ASSIGNMENT		8/1/1996	415,213.00	0.0827		$2,502.12	$30,025.44

	See Note 1 & 2	CORPORATE HANGAR (BUILDING)	7/1/2014	35,070	$0.0000		$0.00		$0.00000	$0.00	$0.00	$0.00	$1.53	CPI OR 13%
	See Note 1 & 2	HANGAR 11/12 (BUILDING)	7/1/2014	248,793	$0.0000		$0.00		$0.00000	$0.00	$0.00	$0.00	$1.53	CPI OR 13%

	See Note 1 & 2.	HANGAR 11/12 LAND (CORPORATE H/Q)	1/1/2014	2,456,609			$31,546.95		$0.15410	$31,546.95	$378,563.40
		HANGAR 11/12 LAND (CORPORATE H/Q)	1/1/2014		$0.1541							N/A	N/A	CPI OR 13%
	SUPPLEMENTAL 12	GERMANTOWN RAMP/SECURITY TRAILER	1/1/2007
				2,740,472

		BUILDING T-376					$197.15			$197.15	$2,365.80
		HANGAR PROPERTY					$8,479.15			$8,479.15	$101,749.80
		HANGAR OFFICE					$5,340.71			$5,340.71	$64,088.52
		TOTALS					$14,017.01			$14,017.01	$168,204.12

		CURRENT MONTHLY BILLING AS OF JANUARY 2007					$626,754.68
		DIFFERENCE				-$	612,737.67
The area highlighted in green or (darker) shade will not be a part of the composite lease agreement.
The square footage (land) referred to will be billed as a current item under the new composite lease agreement until bond issue expires on 7/31/2014

EXHIBIT A
(continued)
Parcel 1 Legal Description
Parcel 1
Taxiway November
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located south of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the westernmost corner of Taxiway Charlie, Thence North 88 degrees 3 minutes 21 seconds West, along the north line of said lease area a distance of 14.37 feet to the northernmost northwest corner of said lease area Thence South 88 degrees 3 minutes 21 seconds East, a distance of 484.38 feet to the northeast corner of said lease area, Thence South 1 degree 55 minutes 55 seconds West, a distance of 880.07 feet to an angle point, Thence South 5 degrees 49 minutes 41 seconds West, a distance of 232.11 feet to an angle point, Thence South 85 degrees 42 minutes 38 seconds East, a distance of 19.91 feet to an angle point, Thence South 4 degrees 17 minutes 22 seconds West, a distance of 541.48 feet to an angle point, Thence North 34 degrees 3 minutes 57 seconds East, a distance of 26.61 feet to an angle point, Thence South 2 degrees 13 minutes 37 seconds West, a distance of 692.99 feet to the southeast corner of said lease area, Thence North 85 degrees 42 minutes 29 seconds West, a distance of 1,101.86 feet to an angle point, Thence North 86 degrees 5 minutes 35 seconds West, a distance of 325.01 feet to an angle point, Thence North 85 degrees 42 minutes 38 seconds West, a distance of 275.00 feet to a point on line, Thence North 85 degrees 42 minutes 38 seconds West, a distance of 297.97 feet to the southwest corner of Supplemental Agreements 18 thru 26 and being the TRUE POINT OF BEGINNING; Thence North 85 degrees 42 minutes 38 seconds West, a distance of 110.33 feet to the southwest corner of Taxiway November lease area, Thence North 4 degrees 13 minutes 46 seconds West, a distance of 111.10 feet to an angle point, Thence North 4 degrees 16 minutes 22 seconds East, a distance of 872.07 feet to the northwest corner of said lease area, Thence South 85 degrees 42 minutes 38 seconds East, a distance of 100.0 feet to the northeast corner of Taxiway November lease area, Thence South 4 degrees 16 minutes 22 seconds West, a distance of 872.05 feet to an angle point, Thence South 85 degrees 43 minutes 15 seconds East, a distance of 25.09 feet to an angle point, Thence South 4 degrees 28 minutes 35 seconds West, a distance of 103.14 feet to an angle point, Thence South 12 degrees 27 minutes 17 seconds East, a distance of 7.06 feet to the point of beginning and containing approximately 100,035 square feet or 2.296 acres by calculation.

Parcel 1
[Picture of Parcel]

Parcel 2 Legal Description
Supplemental Agreement 26
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the south side of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south right-of-way line of Democrat Road and east right-of-way line of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an angle point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an angle point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a angle point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to an angle point, Thence North 88 degrees 3 minutes 21 seconds West, a distance of 14.37 feet to an angle point, Thence South 1 degree 55 minutes 55 seconds West, a distance of 103.21 feet to an angle point, Thence South 88 degrees 3 minutes 21 seconds East, a distance of 20.0 feet to an angle point, Thence South 1 degree 26 minutes 2 seconds West, a distance of 119.34 feet to an angle point, Thence North 87 degrees 54 minutes 56 seconds West, a distance of 412.17 feet to an angle point, Thence South 65 degrees 49 minutes 29 seconds West, a distance of 208.39 feet to an angle point, Thence North 87 degrees 53 minutes 30 seconds West, a distance of 143.76 feet to an angle point, Thence North 2 degrees 33 minutes 48 seconds West, a distance of 186.79 feet to an angle point, Thence South 66 degrees 51 minutes 42 seconds West, a distance of 35.36 feet to an angle point, Thence South 4 degrees 2 minutes 23 seconds West, a distance of 233.31 feet to an angle point, Thence North 85 degrees 42 minutes 2 seconds West, a distance of 89.39 feet to an angle point, Thence South 4 degrees 17 minutes 22 seconds West, a distance of 142.13 feet to an angle point, Thence North 85 degrees 42 minutes 36 seconds West, a distance of 6.50 feet to an angle point, Thence South 4 degrees 17 minutes 22 seconds West, a distance of 4.50 feet to an angle point, Thence South 85 degrees 42 minutes 36 seconds East, a distance of 6.50 feet to an angle point, Thence South 4 degrees 17 minutes 22 seconds West, a distance of 7.36 feet to an angle point, Thence South 66 degrees 24 minutes 13 seconds West, a distance of 140.12 feet to an angle point, Thence North 4 degrees 20 minutes 46 seconds East, a distance of 140.90 feet to an angle point, Thence North 33 degrees 43 minutes 54 seconds East, a distance of 233.59 feet to an angle point, Thence North 44 degrees 48 minutes 55 seconds West, a distance of 55.41 feet to an angle point, Thence North 23 degrees 34 minutes 43 seconds West, a distance of 15.08 feet to an angle point, Thence South 33 degrees 43 minutes 54 seconds West, a distance of 270.31 feet to an angle point, Thence South 4 degrees 20 minutes 46 seconds West, a distance of 192.85 feet to an angle point, Thence South 66 degrees 32 minutes 48 seconds West, a distance of 325.06 feet to an angle point, Thence North 4 degrees 15 minutes 29 seconds East, a distance of 574.26 feet to an angle point, Thence South 85 degrees 41 minutes 11 seconds East, a distance of 384.79 feet to an angle point, Thence North 4 degrees 18 minutes 49 seconds East, a distance of 72.57 feet to an angle point, Thence North 24 degrees 5 minutes 19 seconds West, a distance of 484.68 feet to an angle point, Thence North 11 degrees 18 minutes 38 seconds East, a distance of 63.91 feet to a found concrete right-of-way monument along Plough Blvd, Thence continuing along the east right-of-way of Plough Blvd, North 11 degrees 18 minutes 38 seconds East, a distance of 260.01 feet to the point of beginning and containing approximately 1,082,446 square feet or 24.850 acres by calculation.

Parcel 2
[Picture of Parcel]

Parcel 3 Legal Description
Parcel 3
Supplemental Agreements 18 thru 26
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located south of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the westernmost corner of Taxiway Charlie, Thence North 88 degrees 3 minutes 21 seconds West, along the north line of said lease area a distance of 14.37 feet to the northernmost northwest corner of said lease area and being the TRUE POINT OF BEGINNING; Thence South 88 degrees 3 minutes 21 seconds East, a distance of 484.38 feet to the northeast corner of said lease area, Thence South 1 degree 55 minutes 55 seconds West, a distance of 880.07 feet to an angle point, Thence South 5 degrees 49 minutes 41 seconds West, a distance of 232.11 feet to an angle point, Thence South 85 degrees 42 minutes 38 seconds East, a distance of 19.91 feet to an angle point,Thence South 4 degrees 17 minutes 22 seconds West, a distance of 541.48 feet to an angle point, Thence North 34 degrees 3 minutes 57 seconds East, a distance of 26.61 feet to an angle point, Thence South 2 degrees 13 minutes 37 seconds West, a distance of 692.99 feet to the southeast corner of said lease area, Thence North 85 degrees 42 minutes 29 seconds West, a distance of 1,101.86 feet to an angle point, Thence North 86 degrees 5 minutes 35 seconds West, a distance of 325.01 feet to an angle point, Thence North 85 degrees 42 minutes 38 seconds West, a distance of 275.00 feet to a point on line, Thence North 85 degrees 42 minutes 38 seconds West, a distance of 297.97 feet to the southwest corner of said lease area, Thence North 12 degrees 27 minutes 17 seconds West, a distance of 7.06 feet to an angle point, Thence North 4 degrees 28 minutes 35 seconds East, a distance of 103.14 feet to an angle point, Thence North 85 degrees 43 minutes 15 seconds West, a distance of 25.09 feet to an angle point, Thence North 4 degrees 16 minutes 22 seconds East, a distance of 872.05 feet to an angle point, Thence North 85 degrees 42 minutes 38 seconds West, a distance of 111.47 feet to an angle point, Thence North 2 degrees 38 minutes 51 seconds East, a distance of 225.15 feet to an angle point, Thence North 85 degrees 43 minutes 39 seconds West, a distance of 222.72 feet to an angle point, Thence North 32 degrees 43 minutes 9 seconds East, a distance of 319.35 feet to an angle point, Thence South 85 degrees 42 minutes 38 seconds East, a distance of 142.70 feet to an angle point, Thence South 4 degrees 17 minutes 22 seconds West, a distance of 0.50 feet to an angle point, Thence South 85 degrees 39 minutes 41 seconds East, a distance of 160.21 feet to an angle point, Thence North 66 degrees 32 minutes 48 seconds East, a distance of 337.93 feet to an angle point, Thence North 4 degrees 20 minutes 46 seconds East, a distance of 192.85 feet to an angle point, Thence North 33 degrees 43 minutes 54 seconds East, a distance of 270.31 feet to an angle point, Thence South 23 degrees 34 minutes 43 seconds East, a distance of 15.08 feet to an angle point, Thence South 44 degrees 48 minutes 55 seconds East, a distance of 55.41 feet to an angle point, Thence South 33 degrees 43 minutes 54 seconds West, a distance of 233.59 feet to an angle point, Thence South 4 degrees 20 minutes 46 seconds West, a distance of 140.90 feet to an angle point, Thence North 66 degrees 24 minutes 13 seconds East, a distance of 140.12 feet to an angle point, Thence North 4 degrees 17 minutes 22 seconds East, a distance of 7.36 feet to an angle point, Thence North 85 degrees 42 minutes 36 seconds West, a distance of 6.50 feet to an angle point, Thence North 4 degrees 17 minutes 22 seconds East, a distance of 4.50 feet to an angle point, Thence South 85 degrees 42 minutes 36 seconds East, a distance of 6.50 feet to an angle point, Thence North 4 degrees 17 minutes 22 seconds East, a distance of 142.13 feet to an angle point, Thence South 85 degrees 42 minutes 2 seconds East, a distance of 89.39 feet to an angle point, Thence North 4 degrees 2 minutes 23 seconds East, a distance of 233.31 feet to an angle point, Thence

North 66 degrees 51 minutes 42 seconds East, a distance of 35.36 feet to an angle point, Thence South 2 degrees 33 minutes 48 seconds East, a distance of 186.79 feet to an angle point, Thence South 87 degrees 53 minutes 30 seconds East, a distance of 143.76 feet to an angle point, Thence North 65 degrees 49 minutes 29 seconds East, a distance of 208.39 feet to an angle point, Thence South 87 degrees 54 minutes 56 seconds East, a distance of 412.17 feet to an angle point, Thence North 1 degree 26 minutes 2 seconds East, a distance of 119.34 feet to an angle point, Thence North 88 degrees 3 minutes 21 seconds West, a distance of 20.0 feet to an angle point, Thence North 1 degree 55 minutes 55 seconds East, a distance of 103.21 feet to the point of beginning and containing approximately 4,025,930 square feet or 92.423 acres by calculation.

Parcel 3
[Picture of Parcel]

Parcel 4 Legal Description
Taxiway Charlie
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and being an area designated as Taxiway Charlie; located south of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the TRUE POINT OF BEGINNING of the following lease area; Thence North 69 degrees 12 minutes 52 seconds East, a distance of 241.65 feet to an angle point, Thence North 0 degrees 52 minutes 54 seconds East, a distance of 31.95 feet to an angle point, Thence North 66 degrees 23 minutes 23 seconds East, a distance of 447.13 feet to an angle point, Thence South 2 degrees 17 minutes 8 seconds West, along the projected centerline of Taxiway Charlie, a distance of 92.71 feet to an angle point, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 147.94 feet to an angle point, Thence South 1 degree 56 minutes 56 seconds West, a distance of 124.60 feet to a point of curvature, Thence along a non-radial curve to the left having a radius of 80.0 feet, a distance along its arc length of 81.90 feet and a chord bearing of South 47 degrees 23 minutes 14 seconds West and a chord distance of 78.37 feet to the end of curve, Thence North 88 degrees 3 minutes 4 seconds West, a distance of 18.90 feet to a point, Thence South 1 degree 56 minutes 56 seconds West, a distance of 804.45 feet to an angle point, Thence South 89 degrees 46 minutes 33 seconds East, a distance of 79.84 feet to the westernmost northwest corner of Supplemental Agreement 13, Thence South 1 degree 55 minutes 55 seconds West, a distance of 1,429.08 feet to the southwest corner of Supplemental Agreement 13, Thence South 1 degree 55 minutes 55 seconds West, a distance of 72.29 feet to the southeast corner of the Taxiway Charlie lease area, Thence North 85 degrees 42 minutes 29 seconds West, a distance of 293.19 feet to the southwest corner of the Taxiway Charlie lease area, Thence North 2 degrees 13 minutes 37 seconds East, a distance of 692.99 feet to an angle point, Thence South 34 degrees 3 minutes 57 seconds West, a distance of 26.61 feet to an angle point, Thence North 4 degrees 17 minutes 22 seconds East, a distance of 541.48 feet to an angle point, Thence North 85 degrees 42 minutes 38 seconds West, a distance of 19.91 feet to an angle point, Thence North 5 degrees 49 minutes 41 seconds East, a distance of 231.11 feet to an angle point, Thence North 1 degree 55 minutes 55 seconds East distance of 880.07 feet to an angle point, Thence North 88 degrees 3 minutes 21 seconds West, a distance of 470.01 feet to the point of beginning and containing approximately 731,098 square feet or 16.784 acres by calculation.

Parcel 4
[Picture of Parcel]

Parcel 5 Legal Description
Parcel 5
Supplemental Agreement 13 & 17
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and being an area adjacently east of Taxiway Charlie; located south of Democrat Road and east of Plough Blvd. in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the westernmost corner of Taxiway Charlie, Thence North 69 degrees 12 minutes 52 seconds East, a distance of 241.65 feet to an angle point, Thence North 0 degrees 52 minutes 54 seconds East, a distance of 31.95 feet to an angle point, Thence North 66 degrees 23 minutes 23 seconds East, a distance of 447.13 feet to an angle point, Thence South 2 degrees 17 minutes 8 seconds West, along the projected centerline of Taxiway Charlie, a distance of 92.71 feet to an angle point, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 147.94 feet to the northwest corner of Supplemental Agreement 27, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 65.03 feet to the northeast corner of Supplemental Agreement 27, Thence South 2 degrees 52 minutes 20 seconds West, a distance of 921.84 feet to the southwest corner of the Tennessee Air National Guard property and being the TRUE POINT OF BEGINNING of the following lease area; Thence South 88 degrees 3 minutes 15 seconds East, along the south line of the Tennessee Air National Guard, a distance of 439.77 feet to the northeast corner of this lease area, Thence South 2 degrees 0 minutes 37 seconds West, a distance of 943.16 feet to the southeast corner of this lease area, Thence North 88 degrees 4 minutes 5 seconds West, a distance of 339.81 feet to an angle point, Thence South 1 degree 55 minutes 55 seconds West, a distance of 518.46 feet to an angle point, Thence 84 degrees 59 minutes 10 seconds West, a distance of 134.10 feet to the southwest corner of this lease area, Thence North 1 degree 55 minutes 55 seconds East, a distance of 1,429.08 feet to an angle point, Thence South 84 degrees 46 minutes 33 seconds East, a distance of 34.85 feet to an angle point, Thence North 2 degrees 52 minutes 20 seconds West, a distance of 24.40 feet to the point of beginning and containing approximately 515,496 square feet or 11.834 acres by calculation.

Parcel 5
[Picture of Parcel]

Parcel 6 Legal Description
Parcel 6
IRS / AOD Lease Area
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located on the south side of Democrat Road and on east side of Republic Road in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable Life Assurance Lease Area being Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of the Equitable Life Assurance Lease Area, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 45.02 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 60.07 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 51.24 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 35.08 feet to the northwest corner of the Southwide lease area, Thence South 89 degrees 20 minutes 16 seconds East, a distance of 396.01 feet to a point of curve and being the northeast corner of Southwide lease area and the northwest corner of Republic Road, Thence South 83 degrees 48 minutes 29 seconds East, a distance of 192.33 feet to the northeast corner of the Republic Road lease area and the TRUE POINT OF BEGINNING of the following lease area; Thence South 85 degrees 59 minutes 57 seconds East, a distance of 1,805.17 feet to the northeast corner of said lease area, Thence South 4 degrees 1 minute 22 seconds West, a distance of 1,273.00 feet to a found iron pin being the southeast corner of said lease area, Thence North 85 degrees 59 minutes 53 seconds West, a distance of 1,727.13 feet to the southwest corner of said lease area, Thence North 0 degrees 30 minutes 52 seconds East, a distance of 1,275.00 feet to the point of beginning and containing approximately 2,248,286 square feet or 51.614 acres by calculation.

Parcel 6
[Picture of Parcel]

Parcel 7 Legal Description
Parcel 7
Southwide Lease Area
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located on the south side of Democrat Road and west side of Republic in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable Life Assurance Lease Area, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of the Equitable Life Assurance Lease Area, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 45.02 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 60.07 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 51.24 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 35.08 feet to the northwest corner of the Southwide lease area and being the TRUE POINT OF BEGINNING of the following lease area; Thence South 89 degrees 20 minutes 16 seconds East, a distance of 396.01 feet to a point of curve, Thence along a curve to the right having a radius of 103.65 feet, an arc distance of 162.55 feet and a chord bearing of South 44 degrees 24 minutes 42 seconds East, a chord distance of 146.39 feet to a point of tangency on the west side of Republic Road, Thence South 0 degrees 30 minutes 52 seconds West, a distance of 737.59 feet to the southeast corner of the Southwide lease area, Thence South 87 degrees 52 minutes 41 seconds West, a distance of 507.52 feet to the southwest corner of said lease area, Thence North 1 degree 0 minutes 59 seconds East, a distance of 865.64 feet to the point of beginning and containing approximately 427,031 square feet or 9.8033 acres by calculation.

Parcel 7
[Picture of Parcel]

Parcel 8 Legal Description
Parcel 8
Equitable Life Insurance Agreement
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the south side of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable life Insurance Lease Area being the TRUE POINT OF BEGINNING of the following lease area; Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of this lease area, Thence South 0 degrees 44 minutes 38 seconds West, a distance of 972.68 feet to the southeast corner of said lease area, Thence 89 degrees 3 minutes 49 seconds West, a distance of 486.92 feet to the southwest corner of said lease area, Thence North 3 degrees 4 minutes 8 seconds East, a distance of 211.85 feet to an angle point, Thence North 87 degrees 7 minutes 31 seconds East, a distance of 90.36 feet to an angle point, Thence North 2 degrees 33 minutes 58 seconds East, a distance of 136.50 feet to an angle point, Thence North 87 degrees 26 minutes 2 seconds West, a distance of 4.70 feet to a n angle point, Thence North 2 degrees 33 minutes 58 seconds East, a distance of 10.20 feet to an angle point, Thence South 87 degrees 26 minutes 2 seconds East, a distance of 8.00 feet to an angle point, Thence North 1 degree 39 minutes 16 seconds East, a distance of 47.59 feet to an angle point, Thence North 75 degrees 8 minutes 53 seconds West, a distance of 8.34 feet to an angle point, Thence North 87 degrees 17 minutes 50 seconds West, a distance of 85.30 feet to an angle point located in the east line of the Tennessee Air National Guard (TANG), the following courses are along the east line of TANG; Thence North 0 degrees 50 minutes 36 seconds East, a distance of 408.04 feet to an angle point, Thence North 88 degrees 0 minutes 43 seconds West, a distance of 12.13 feet to an angle point, Thence North 2 degrees 46 minutes 29 seconds East, a distance of 104.29 feet to an angle point, Thence North 87 degrees 26 minutes 56 seconds West, a distance of 30.87 feet to an angle point, Thence North 2 degrees 47 minutes 7 seconds East, a distance of 66.43 feet to the point of beginning and containing approximately 451,370 square feet or 10.362 acres by calculation.

Parcel 8
[Picture of Parcel]

Parcel 9 Legal Description
Parcel 9
Supplemental Agreement 15, Parcel 21
March 9, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the east side of Tchulahoma Road and south of Democrat Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the projected centerline of Runway 27 and the west right-of-way line of Tchulahoma Road (106 foot wide right-of-way) with state plane coordinates of approximately N: 287511.24152 & E: 786451.50317; Thence North 85 degrees 42 minutes 12 seconds West, along the projected centerline of Runway 27, a distance of 865.10 feet to a point, Thence northeastwardly being perpendicular to the centerline of Runway 27, North 4 degrees 17 minutes 48 seconds East, a distance of 2,105.93 feet to the TRUE POINT OF BEGINNING being the southwest corner of the following lease area and located in the east right-of-way line of Tchulahoma Road, Thence northwestwardly along the east right-of-way line of Tchulahoma Road, North 29 degrees 54 minutes 17 seconds West, a distance of 57.95 feet to a point of curve, Thence continuing northwestwardly along said right-of-way line along a curve to the right having a radius of 1,379.39 feet with an arc distance of 844.75 feet and a chord of North 13 degrees 33 minutes 40 seconds West, a chord distance of 831.61 feet to a point of tangency, Thence North 3 degrees 58 minutes 59 seconds East, a distance of 304.98 feet to the northwest corner of said lease area, Thence South 85 degrees 58 minutes 49 seconds East, a distance of 796.68 feet to the northeast corner of said lease area, Thence South 5 degrees 4 minutes 42 seconds East, a distance of 1,130.45 feet to the southeast corner of said lease area, Thence North 86 degrees 25 minutes 3 seconds West, a distance of 514.98 feet to the point of beginning and containing approximately 833,458 square feet or 19.134 acres by calculation.

Parcel 9
[Picture of Parcel]

Parcel 10 Legal Description
Parcel 10
Supplemental Agreement 16, Parcel 22A
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located on the south east corner of Tchulahoma & Knight Arnold Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the east right-of-way line of Tchulahoma Road (106 foot right-of-way) and the south right-of-way line of Knight Arnold Road (80 foot right-of-way), Thence northeastwardly along the south right-of-way line of Knight Arnold Road, North 63 degrees 57 minutes 58 seconds East, a tangent distance of 44.72 feet to the TRUE POINT OF BEGINNING of the following lease area, Thence North 63 degrees 57 minutes 58 seconds East, a distance of 47.03 feet to a point of curve, Thence along a curve to the right having a radius of 960.00 feet with an arc distance of 470.59 feet and a chord of North 78 degrees 0 minutes 33 seconds East, a chord distance of 465.89 feet to a point of compound curve, Thence along a curve to the right having a radius of 23.19 feet with an arc distance of 37.35 feet and a chord of South 41 degrees 48 minutes 54 seconds East, a chord distance of 33.44 feet to a point of tangency located in the west right-of-way line of Linda Road, Thence southwestwardly along the west line of Linda Road (50 foot right-of-way), South 4 degrees 19 minutes 6 seconds West, a distance of 309.31 feet to the southeast corner of said lease area, Thence North 85 degrees 14 minutes 39 seconds West, a distance of 422.13 feet to the southwest corner of said lease area located in the east right-of-way line of Tchulahoma Road, Thence northwestwardly along said east right-of-way line, North 31 degrees 8 minutes 19 seconds West, a distance of 142.84 feet to a point of curve, Thence along a curve to the right having a radius of 40.00 feet with an arc distance of 67.28 feet and a chord of North 17 degrees 2 minutes 57 seconds East, a chord distance of 59.63 feet to the point of beginning and containing approximately 140,617 square feet or 3.214 acres by calculation.

Parcel 10
[Picture of Parcel]

Parcel 11 Legal Description
Parcel 11
Supplemental Agreement 13, Parcel 36
March 9, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located on the west side of Tchulahoma Road and south of Democrat Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the projected centerline of Runway 27 and the west right-of-way line of Tchulahoma Road (106 foot wide right-of-way) state plane coordinates of approximately N: 287511.24152 & E: 786451.50317; Thence northeastwardly along said right-of-way line along a curve to the left having a radius of 1,420.00 feet with an arc distance of 202.93 feet and a chord of North 9 degrees 19 minutes 26 seconds East, a chord distance of 202.76 feet to the TRUE POINT OF BEGINNING being the southeast corner of the following lease area being located in the west right-of-way line of Tchulahoma Road, Thence North 85 degrees 43 minutes 24 seconds West, a distance of 315.65 feet to the southwest corner of said lease area, Tence North 1 degree 7 minutes 52 seconds East, a distance of 114.19 feet to an angle point, Thence North 5 degrees 52 minutes 45 seconds West, a distance of 25.16 feet to an angle point, Thence North 11 degrees 13 minutes 9 seconds West, a distance of 31.46 feet to an angle point, Thence North 15 degrees 35 minutes 41 seconds West, a distance of 44.01 feet to an angle point, Thence North 26 degrees 34 minutes 18 seconds West, a distance of 99.52 feet to an angle point, Thence North 38 degrees 36 minutes 25 seconds West, a distance of 50.25 feet to an angle point, Thence North 48 degrees 54 minutes 2 seconds West, a distance of 122.29 feet to an angle point, Thence North 87 degrees 40 minutes 26 seconds West, a distance of 57.55 feet to an angle point, Thence South 87 degrees 38 minutes 58 seconds West, a distance of 616.22 feet to an angle point, Thence North 85 degrees 14 minutes 54 seconds East, a distance of 1,093.06 feet to the northeast corner located in the west right-of-way line of Tchulahoma Road, Thence southeastwardly along said right-of-way line along a curve to the right having a radius of 1,420.00 feet with an arc distance of 520.47 feet and a chord of South 5 degrees 16 minutes 13 seconds East, a chord distance of 517.56 feet to the point of beginning and containing approximately 187,217 square feet or 4.298 acres by calculation.

Parcel 11
[Picture of Parcel]

Parcel 12 Legal Description
Parcel 12
Supplemental Agreement 27 (A-380 GSE Storage)
March 9, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the west side of Tchulahoma Road and north of Winchester Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the projected centerline of Runway 27 and the west right-of-way line of Tchulahoma Road (106 foot wide right-of-way) with state plane coordinates of approximately N: 287511.24152 & E: 786451.50317; Thence southwestwardly along the west right-of-way line of Tchulahoma (106 foot wide right-of-way) on a chord of South 9 degrees 32 minutes 36 seconds West, a chord distance of 194.98 feet to the TRUE POINT OF BEGINNING and being the northeast corner of the following lease area, Thence southwestwardly along the above described west right-of-way line a curve to the right having a radius of 2,991.97 feet with an arc distance of 165.69 feet and a chord of South 14 degrees 8 minutes 23 seconds West, a chord distance of 165.67 feet to a point of compound curve, Thence continuing southwestwardly along the above described west right-of-way line on a curve to the right having a radius of 2,603.82 feet with an arc distance of 258.57 feet and a chord of South 17 degrees 14 minutes 54 seconds West, a chord distance of 258.46 feet to a point of tangency, Thence South 18 degrees 53 minutes 0 seconds West, a distance of 98.91 feet to the southeast corner of said lease area, Thence North 85 degrees 42 minutes 12 seconds West, a distance of 458.58 feet to the southwest corner, Thence northwestwardly along a non-radial curve having a radius of 165.99 feet with an arc distance of 72.02 feet and a chord of North 7 degrees 10 minutes 22 seconds West, a chord distance of 71.46 feet to point of curve, Thence northeastwardly along a curve to the left having a radius of 1,018.53 feet with an arc distance of 299.82 feet and a chord of North 51 degrees 13 minutes 46 seconds East, a chord distance of 298.74 feet to point of curve, Thence northeastwardly along a curve to the left having a radius of 694.07 feet with an arc distance of 255.59 feet and a chord of North 51 degrees 13 minutes 46 seconds East, a chord distance of 254.15 feet to point of curve, Thence South 85 degrees 47 minutes 19 seconds East, a distance of 272.40 feet to the point of beginning and containing approximately 187,618 square feet or 4.310 acres by calculation.

Parcel 12
[Picture of Parcel]

Parcel 13 Legal Description
Parcel 13
Supplemental Agreement 23 & 25 (A-380 Hangar Ramp)
March 9, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the north side of Winchester Road and west of Tchulahoma Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the projected centerline of Runway 27 and the west right-of-way line of Tchulahoma Road (106 foot wide right-of-way) with state plane coordinates of approximately N: 287511.24152 & E: 786451.50317; Thence North 85 degrees 42 minutes 12 seconds West, along the projected and centerline of Runway 27, a distance of 3,120.79 feet to a point, Thence southwestwardly being perpendicular to the centerline of Runway 27, South 4 degrees 17 minutes 48 seconds East, a distance of 788.82 feet to the TRUE POINT OF BEGINNING being the northwest corner of the following lease area, Thence South 85 degrees 43 minutes 1 second East, a distance of 1,598.83 feet to an angle point, Thence South 44 degrees 4 minutes 43 seconds East, a distance of 25.10 feet to an angle point, Thence South 82 degrees 39 minutes 19 seconds East, a distance of 190.62 feet to an angle point, Thence South 89 degrees 1 minute 31 seconds East, a distance of 162.34 feet to an angle point, Thence northeastwardly along a curve to the left having a radius of 986.00 feet with an arc distance of 208.75 feet and a chord of North 84 degrees 54 minutes 43 seconds East, a chord distance of 208.36 feet to the northeast corner of said lease area, Thence South 4 degrees 20 minutes 49 seconds West, a distance of 237.72 feet to an angle point, Thence South 49 degrees 14 minutes 57 seconds West, a distance of 234.28 feet to an angle point, Thence South 40 degrees 36 minutes 14 seconds East, a distance of 70.25 feet to an angle point, Thence South 4 degrees 0 minutes 42 seconds West, a distance of 57.07 feet to an angle point, Thence South 45 degrees 51 minutes 9 seconds West, a distance of 39.87 feet to an angle point, Thence South 4 degrees 4 minutes 9 seconds West, a distance of 155.08 feet to an angle point, Thence North 85 degrees 54 minutes 53 seconds West, a distance of 108.32 feet to an angle point, Thence South 4 degrees 5 minutes 7 seconds West, a distance of 165.12 feet to an angle point, Thence South 85 degrees 54 minutes 53 seconds East, a distance of 183.29 feet to an angle point, Thence South 4 degrees 5 minutes 7 seconds West, a distance of 292.49 feet to the southeast corner located in the north right-of-way line of Winchester Road ( 99’ right-of-way), The following six (6) courses are along the north right-of-way line of Winchester Road; Thence North 85 degrees 48 minutes 20 seconds West, a distance of 295.48 feet to an angle point, Thence North 85 degrees 19 minutes 41 seconds West, a distance of 77.14 feet to an angle point, Thence North 85 degrees 45 minutes 2 seconds West, a distance of 107.78 feet to an angle point, Thence North 85 degrees 50 minutes 15 seconds West, a distance of 479.66 feet to an angle point, Thence North 85 degrees 41 minutes 33 seconds West, a distance of 811.67 feet to an angle point, Thence North 84 degrees 39 minutes 32 seconds West, a distance of 264.51 feet to the southwest corner of said lease area., Thence North 4 degrees 40 minutes 0 seconds East, a distance of 623.21 feet to an angle point, Thence North 49 degrees 40 minutes 56 seconds East, a distance of 301.48 feet to an angle point, Thence North 40 degrees 19 minutes 4 seconds West, a distance of 417.17 feet to the point of beginning and containing approximately 2,219,119 square feet or 50.944 acres by calculation.

Parcel 13
[Picture of Parcel]

Parcel 14 Legal Description
Parcel 14
Supplemental Agreement 14, Parcel 34
March 9, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located on the north side of Winchester Road and west of Tchulahoma Road in Memphis, Shelby County, Tennessee.
Commencing at the intersection of the projected centerline of Runway 27 and the west right-of-way line of Tchulahoma Road (106 foot wide right-of-way) with state plane coordinates of approximately N: 287511.24152 & E: 786451.50317; Thence North 85 degrees 42 minutes 12 seconds West, along the projected and physical centerline of Runway 27, a distance of 4,266.60 feet to a point, Thence southwestwardly being perpendicular to the centerline of Runway 27, South 4 degrees 17 minutes 48 seconds East, a distance of 789.09 feet to the TRUE POINT OF BEGINNING being the northeast corner of the following lease area, Thence South 4 degrees 1 minute 24 seconds West, a distance of 386.06 feet to an angle point, Thence South 40 degrees 15 minutes 13 seconds East, a distance of 284.48 feet to an angle point, Thence South 5 degrees 30 minutes 17 seconds West, a distance of 534.88 feet to the southeast corner located in the north right-of-way line of Winchester Road ( 99’ right-of-way), The following three (3) courses are along the north right-of-way line of Winchester Road; Thence North 85 degrees 43 minutes 50 seconds West, a distance of 47.61 feet to an angle point, Thence South 49 degrees 16 minutes 11 seconds West, a distance of 5.49 feet to an angle point, Thence North 85 degrees 43 minutes 50 seconds West, a distance of 578.14 feet to the southwest corner of said lease area, Thence North 2 degrees 12 minutes 51 seconds East, a distance of 149.66 feet to an angle point, Thence North 4 degrees 3 minutes 12 seconds East, a distance of 427.19 feet to an angle point, Thence South 85 degrees 51 minutes 17 seconds East, a distance of 365.00 feet to an angle point, Thence North 4 degrees 3 minutes 12 seconds East, a distance of 550.00 feet to an angle point, Thence South 85 degrees 43 minutes 01 seconds East, a distance of 84.09 feet to the point of beginning and containing approximately 428,616 square feet or 9.840 acres by calculation.

Parcel 14
[Picture of Parcel]

Parcel 15 Legal Description
Parcel 15
Sprankle Roadways & Grass Areas
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located south of Democrat Road and west of Republic in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable life Insurance Lease Area being Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of the Equitable life Insurance Lease Area, and the TRUE POINT OF BEGINNING of the following lease area; Thence South 87 degrees 17 minutes 35 seconds East, a distance of 45.02 feet to an angle point, Thence South 0 degrees 52 minutes 28 seconds West, along the west side of Hurricane Creek being a concrete lined ditch, a distance of 984.49 feet to the northeast corner of Supplemental Agreement 9, Parcel 25, Thence North 89 degrees 36 minutes 8 seconds West, a distance of 28.39 feet to the northwest corner of Supplemental Agreement 9, Parcel 25, Thence South 0 degrees 36 minutes 53 seconds West, a distance of 493.61 feet to an angle point, Thence South 0 degrees 47 minutes 8 seconds West, a distance of 58.52 feet to an angle point, Thence South 21 degrees 14 minutes 12 seconds East, a distance of 11.66 feet to the southwest corner of Supplemental Agreement 9, Parcel 25, Thence North 86 degrees 12 minutes 48 seconds East, a distance of 26.11 feet to the southeast corner of Supplemental Agreement 9, Parcel 25, Thence North 86 degrees 12 minutes 48 seconds East, a distance of 60.69 feet to an angle point, Thence North 0 degrees 53 minutes 51 seconds East, along the east side of Hurricane Creek, a distance of 1,435.07 feet to a corner located in the south line of Democrat Road, Thence South 87 degrees 17 minutes 35 seconds East, along the right-of-way of Democrat Road, a distance of 51.24 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 900.72 feet to the southwest corner of the Southwide lease area, Thence North 87 degrees 52 minutes 41 seconds East, a distance of 507.52 feet to the southeast corner of the Southwide lease area and in the west line of Republic Road, Thence South 0 degrees 30 minutes 52 seconds West, along the west line of Republic Road, a distance of 59.97 feet to an angle point, Thence South 87 degrees 52 minutes 41 seconds West, a distance of 508.04 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 612.66 feet to an angle point, Thence North 89 degrees 29 minutes 38 seconds West, a distance of 165.07 feet to an angle point, Thence North 0 degrees 19 minutes 41 seconds East, a distance of 97.53 feet to an angle point, Thence North 0 degrees 9 minutes 9 seconds West, a distance of 271.72 feet to an angle point, Thence North 3 degrees 15 minutes 27 seconds West, a distance of 153.76 feet to an angle point, Thence North 25 degrees 26 minutes 16 seconds West, a distance of 29.24 feet to an angle point, Thence North 72 degrees 6 minutes 36 seconds West, a distance of 29.85 feet to an angle point, Thence North 89 degrees 44 minutes 30 seconds West, a distance of 415.70 feet to an angle point, Thence North 3 degrees 4 minutes 8 seconds East, a distance of 54.28 feet to the southwest corner of the Equitable Life Assurance Agreement, Thence South 89 degrees 3 minutes 49 seconds East, a distance of 486.92 feet the southeast corner of the Equitable Life Assurance Agreement, Thence North 0 degrees 44 minutes 38 seconds East, a distance of 972.68 feet to the point of beginning and containing approximately 200,695 square feet or 4.607 acres by calculation.

Parcel 15
[Picture of Parcel]

Parcel 16 Legal Description
Parcel 16
Republic Road Lease Area
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located on the south side of Democrat Road in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable Life Assurance Lease Area being Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of the Equitable Life Assurance Lease Area, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 45.02 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 60.07 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 51.24 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 35.08 feet to the northwest corner of the Southwide lease area, Thence South 89 degrees 20 minutes 16 seconds East, a distance of 396.01 feet to a point of curve and being the TRUE POINT OF BEGINNING of the following lease area; Thence South 83 degrees 48 minutes 29 seconds East, a distance of 192.33 feet to the northeast corner of this lease area, Thence South 0 degrees 30 minutes 52 seconds West, a distance of 1,275.33 feet to the southeast corner of said lease area, Thence North 72 degrees 8 minutes 31 seconds West, a distance of 92.19 feet to the southwest corner of said lease area, Thence North 0 degrees 30 minutes 52 seconds East, a distance of 1,163.22 feet to a point of curve, Thence along a curve to the left having a radius of 103.65 feet, an arc distance of 162.55 feet and a chord bearing of North 44 degrees 24 minutes 42 seconds West, a chord distance of 146.39 feet to a point of tangency and being the point of beginning and containing approximately 113,179 square feet or 2.598 acres by calculation.

Parcel 16
[Picture of Parcel]

Parcel 17 Legal Description
Parcel 17
(Supplemental Agreement #8, Parcel 9, 10 & 17) & (Supplemental Agreement 10, Parcel 27A)
(Supplemental Agreement 11, Parcel 27 West A & B) & (Supplemental Agreement 1 & 8, Parcel 11
& 12) & (Supplemental Agreement 8, Parcel 14) & (Supplemental Agreement 23) & (Supplemental
Agreement 1, Parcel 9)
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and being an area located south of Democrat Road and extending to the west side of Tchulahoma Road in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the westernmost corner of Taxiway Charlie, Thence North 69 degrees 12 minutes 52 seconds East, a distance of 241.65 feet to an angle point, Thence North 0 degrees 52 minutes 54 seconds East, a distance of 31.95 feet to an angle point, Thence North 66 degrees 23 minutes 23 seconds East, a distance of 447.13 feet to an angle point, Thence South 2 degrees 17 minutes 8 seconds West, along the projected centerline of Taxiway Charlie, a distance of 92.71 feet to an angle point, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 147.94 feet to the northwest corner of Supplemental Agreement 27, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 65.03 feet to the northeast corner of Supplemental Agreement 27, Thence South 2 degrees 52 minutes 20 seconds West, a distance of 921.84 feet to the southwest corner of the Tennessee Air National Guard property, Thence South 88 degrees 3 minutes 15 seconds East, along the south line of the Tennessee Air National Guard, a distance of 439.77 feet to the northeast corner of Supplemental Agreement 13 & 17, Thence South 88 degrees 3 minutes 15 seconds East, along the south line of the Tennessee Air National Guard property, a distance of 263.33 feet to the northeast corner of Taxiway Sierra, Thence South 1 degree 57 minutes 51 seconds West, along a common line with the Tennessee Air National Guard, a distance of 56.46 feet to the TRUE POINT OF BEGINNING of the following lease area; The following courses are along a common line with the Tennessee Air National Guard property, Thence 89 degrees 17 minutes 59 seconds East, a distance of 835.46 feet to an angle point, Thence South 85 degrees 38 minutes 33 seconds East, a distance of 695.22 feet to a fence post, Thence North 53 degrees 23 minutes 39 seconds East, a distance of 61.74 feet to a fence post, Thence North 3 degrees 22 minutes 5 seconds East, a distance of 85.99 feet to a fence post, Thence South 86 degrees 55 minutes 29 seconds East, a distance of 267.24 feet to a fence post, Thence South 82 degrees 48 minutes 35 seconds East, a distance of 39.83 feet to a fence post, Thence South 34 degrees 18 minutes 57 seconds East, a distance of 17.09 feet to a fence post, Thence South 85 degrees 50 minutes 15 seconds East, a distance of 354.81 feet to a fence post, Thence North 3 degrees 4 minutes 8 seconds East, a distance of 445.65 feet to a fence post which ends the common line with the Tennessee Air National Guard, Thence South 89 degrees 44 minutes 30 seconds East, a distance of 415.70 feet to an angle point, Thence South 72 degrees 6 minutes 36 seconds East, a distance of 29.85 feet to an angle point, Thence South 25 degrees 26 minutes 16 seconds East, a distance of 29.24 feet to an angle point, Thence South 3 degrees 15 minutes 27 seconds East, a distance of 153.76 feet to an angle point, Thence South 0 degrees 9 minutes 9 seconds East, a distance of 271.72 feet to an angle point, Thence South 0 degrees 19 minutes 41 seconds West, a distance of 97.53 feet to an angle point, Thence South 89 degrees 29 minutes 38 seconds East, a distance of 165.07 feet to an angle point, Thence North 1 degree 0 minutes 59 seconds East, a distance of 612.66 feet to an angle point, Thence North 87 degrees 52 minutes 41 seconds East, a distance of 508.04 feet to an angle point, Thence South 0 degrees 30 minutes 52 seconds West, a distance of 365.66 feet to an angle point, Thence South 72 degrees 8 minutes 31 seconds East, a distance of 92.19 feet to the southwest corner of the original Internal Revenue Service property, The following courses represent a common line of the original Internal Revenue Service property, Thence South 85 degrees 59 minutes 53 seconds East, a distance of 1,727.13 feet to a found iron pin being the southeast corner of the original Internal Revenue Service property, Thence South 4 degrees 1 minute 22 seconds West, a distance of 91.19 feet to an angle point, Thence North 85 degrees 32 minutes 18 seconds West, a distance of 200.93 feet to an angle point, Thence South 4 degrees 24 minutes 10 seconds West, a distance of 496.21 feet to an angle point, Thence South 85 degrees 37 minutes 1 second East, a distance of 800.00 feet to an angle point, Thence North 4 degrees 22 minutes 31 seconds East, a distance of 670.92 feet to an angle point, Thence South 86 degrees 16 minutes 1 second East, a distance of 412.77 feet to the northeast corner of this lease area located in the west right-of-way line of Tchulahoma Road, Thence southeastwardly along a curve to the left having a radius of 1,485.39 feet and a arc distance of 611.86 feet with a chord bearing of South 14 degrees 30 minutes 1 second East and a chord distance of 607.54 feet to an angle point, Thence North 86 degrees 26 minutes 58 seconds West, a distance of 112.43 feet to an angle point, Thence South 3 degrees 41 minutes 10 seconds West, a distance of 1,654.37 feet to an angle point, Thence South 85 degrees 14 minutes 54 seconds West, a distance of 37.55 feet to an angle point, Thence North 85 degrees 46 minutes 39 seconds West, a distance of 2,066.09 feet to an angle point, Thence North 85 degrees 34 minutes 16 seconds West, a distance of 1,121.60 feet to an angle point, Thence South 89 degrees 31 minutes 5 seconds West, a distance of 365.87 feet to an angle point, Thence North 85 degrees 38 minutes 42 seconds West, a distance of 1,810.70 feet to an angle point, Thence North 85 degrees 23 minutes 8 seconds West, a distance of 784.61 feet to an angle point, Thence North 14 degrees 43 minutes 33 seconds West, a distance of 121.17 feet to an angle point, Thence North 1 degree 53 minutes 35 seconds East, a distance of 191.88 feet to an angle point, Thence North 1 degree 57 minutes 51 seconds East, a distance of 1,474.33 feet to the point of beginning and containing approximately 12,643,953 square feet or 290.265 acres by calculation.

Parcel 17
[Picture of Parcel]

Parcel 18 Legal Description
Parcel 18
Supplemental Agreement 8, Parcel 15
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located south of Independent Road and west of Tchulahoma Road in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable Life Assurance Lease Area being Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of the Equitable Life Assurance Lease Area, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 45.02 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 60.07 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 51.24 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 35.08 feet to the northwest corner of the Southwide lease area, Thence South 89 degrees 20 minutes 16 seconds East, a distance of 396.01 feet to a point of curve and being the northeast corner of Southwide lease area and the northwest corner of Republic Road, Thence South 83 degrees 48 minutes 29 seconds East, a distance of 192.33 feet to the northeast corner of the Republic Road lease area and the northwest corner of the IRS/AOD lease area, Thence South 85 degrees 59 minutes 57 seconds East, a distance of 1,805.17 feet to the northeast corner of the IRS/AOD lease area, Thence South 4 degrees 1 minute 22 seconds West, passing the northwest corner of Supplemental Agreement 8, Parcel 13 & 18 at 724.10 feet, but in all 1,046.63 feet to the southwest corner of Supplemental Agreement 8, Parcel 13 & 18 being the TRUE POINT OF BEGINNING of the following lease area; Thence South 85 degrees 34 minutes 46 seconds East, a distance of 361.28 feet to an angle point, Thence South 4 degrees 3 minutes 55 seconds West, a distance of 145.04 feet to an angle point, Thence South 86 degrees 16 minutes 1 second East, a distance of 238.74 feet to an angle point, Thence South 4 degrees 22 minutes 31 seconds West, a distance of 670.92 feet to the southeast corner, Thence North 85 degrees 37 minutes 1 second West, a distance of 800.00 feet to the southwest corner, Thence North 4 degrees 24 minutes 10 seconds East, a distance of 496.21 feet to an angle point, Thence South 85 degrees 32 minutes 18 seconds East, a distance of 200.93 feet to an angle point, Thence North 4 degrees 1 minute 22 seconds East, a distance of 317.56 feet to the point of beginning and containing approximately 552,730 square feet or 12.689 acres by calculation.

Parcel 18
[Picture of Parcel]

Parcel 19 Legal Description
Parcel 19
Supplemental Agreement 8, Parcel 13 & 18
March 7, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1; located on the west side of Tchulahoma Road and on the south side of Independent Road in Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner of Supplemental Agreement 26, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 415.78 feet to the northwest corner of the Tennessee Air National Guard property, Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 3,046.17 feet to the northeast corner of the Tennessee Air National Guard property and the northwest corner of the Equitable Life Assurance Lease Area being Thence continuing along said line, South 89 degrees 11 minutes 3 seconds East, a distance of 43.63 feet to an angle point, Thence continuing along said line, South 87 degrees 17 minutes 35 seconds East, a distance of 465.51 feet to the northeast corner of the Equitable Life Assurance Lease Area, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 45.02 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 60.07 feet to an angle point, Thence South 87 degrees 17 minutes 35 seconds East, a distance of 51.24 feet to an angle point, Thence South 1 degree 0 minutes 59 seconds West, a distance of 35.08 feet to the northwest corner of the Southwide lease area, Thence South 89 degrees 20 minutes 16 seconds East, a distance of 396.01 feet to a point of curve and being the northeast corner of Southwide lease area and the northwest corner of Republic Road, Thence South 83 degrees 48 minutes 29 seconds East, a distance of 192.33 feet to the northeast corner of the Republic Road lease area also being the northwest corner of the IRS/AOD lease area, Thence South 85 degrees 59 minutes 57 seconds East, a distance of 1,805.17 feet to the northeast corner of the IRS/AOD lease area, Thence South 4 degrees 1 minute 22 seconds West, a distance of 724.10 feet to the TRUE POINT OF BEGINNING of the following lease area; Thence South 87 degrees 8 minutes 49 seconds East, a distance of 538.91 feet to a point of curve, Thence along a curve to the right having a radius of 775.00 feet with an arc distance of 98.97 feet and a chord of South 83 degrees 29 minutes 19 seconds East, a chord distance of 98.90 feet to a point of tangency, Thence South 79 degrees 49 minutes 49 seconds East, a distance of 187.84 feet to a point of curve, Thence along a curve to the left having a radius of 825.00 feet with an arc distance of 114.23 feet and a chord of South 83 degrees 47 minutes 48 seconds East, a chord distance of 114.14 feet to a point of tangency, Thence South 87 degrees 33 minutes 28 seconds East, a distance of 33.04 feet to a point of curve, Thence along a curve to the right having a radius of 30.00 feet with an arc distance of 47.93 feet and a chord of South 41 degrees 47 minutes 15 seconds East, a chord distance of 42.99 feet to a point of tangency located in the west right-of-way line of Tchulahoma Road, Thence South 3 degrees 58 minutes 59 seconds West, a distance of 247.13 feet to a point of curve, Thence along a curve to the left having a radius of 1,485.39 feet with an arc distance of 173.25 feet and a chord of South 0 degrees 38 minutes 30 seconds West, a chord distance of 173.15 feet to the southeast corner, Thence North 86 degrees 16 minutes 1 second West, a distance of 651.51 feet to an angle point, Thence North 4 degrees 3 minutes 55 seconds East, a distance of 145.04 feet to an angle point, Thence North 85 degrees 34 minutes 46 seconds West, a distance of 361.28 feet to an angle point, Thence North 4 degrees 1 minute 22 seconds East, a distance of 322.53 feet to the point of beginning and containing approximately 418,016 square feet or 9.596 acres by calculation.

Parcel 19
[Picture of Parcel]

Parcel 20 Legal Description
Parcel 20
Supplemental Agreement 27
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and being an area adjacently east of Taxiway Charlie; located south of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the westernmost corner of Taxiway Charlie, Thence North 69 degrees 12 minutes 52 seconds East, a distance of 241.65 feet to an angle point, Thence North 0 degrees 52 minutes 54 seconds East, a distance of 31.95 feet to an angle point, Thence North 66 degrees 23 minutes 23 seconds East, a distance of 447.13 feet to an angle point, Thence South 2 degrees 17 minutes 8 seconds West, along the projected centerline of Taxiway Charlie, a distance of 92.71 feet to an angle point, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 147.94 feet to the TRUE Thence South 56 degrees 2 minutes 45 seconds East, a distance of 65.03 feet to the northeast corner of this lease area, Thence South 2 degrees 52 minutes 20 seconds West, a distance of 921.84 feet to the southwest corner of the Tennessee Air National Guard property, Thence South 2 degrees 52 minutes 20 seconds West, a distance of 24.40 feet to the southeast corner of this lease area, Thence North 89 degrees 46 minutes 33 seconds West, a distance of 34.85 feet to northwest corner of Supplemental Agreement areas 13 and 17, Thence North 89 degrees 46 minutes 33 seconds West, a distance of 79.84 feet to the southwest corner of this lease area, Thence North 1 degree 56 minutes 56 seconds East, a distance of 804.45 to an angle point, Thence South 88 degrees 3 minutes 4 seconds East, a distance of 18.90 feet to a point of a nonradial curve, Thence along a non-radial curve to the right having a radius of 80.0 feet, a distance along its arc length of 81.90 feet and a chord bearing of North 47 degrees 23 minutes 14 seconds East and a chord distance of 78.37 feet to the end of curve, Thence North 1 degree 56 minutes 56 seconds East, a distance of 124.60 feet to a point of beginning and containing approximately 108,051 square feet or 2.481 acres by calculation.

Parcel 20
[Picture of Parcel]

Parcel 21 Legal Description
Parcel 21
Supplemental Agreement 7, Parcel 19
Fed-Ex Parking
Description of a ground lease area being a portion of the Memphis- Shelby County Airport Authority as recorded in Special Warranty Deed F5-5925, Parcel III; located on the north side of Democrat Road and west of Republic in Memphis, Shelby County, Tennessee.
Commencing (POC) in the north right-of-way line of Democrat Road (100 feet right-of-way), said point being South 89 degrees 11 minutes 32 seconds East, 3,478.65 feet east along said north right-of-way line from a concrete right-of-way monument being identified as the Democrat Road construction plans centerline station 11 + 68.53 which represents the change from a 200 foot wide right-of-way to a 100 foot wide right-of-way along Democrat Road to the TRUE POINT OF BEGINNING of the following lease area , Thence northeastwardly along the said west lease line, North 0 degrees 48 minutes 28 seconds East passing a fence line at 49.38 feet, passing a fence line at 1285.86 feet but in all a call and measure of 1,522.40 feet to the northwest corner of said lease area., Thence southeastwardly along the north lease line, South 88 degrees 16 minutes 12 seconds East, a call and measure distance of 607.74 feet to an angle point, Thence continuing southeastwardly along the north lease line, South 80 degrees 17 minutes 20 seconds East, a call and measure distance of 117.32 feet to the northeast corner of said lease area, Thence southeastwardly along the east lease line, South 37 degrees 36 minutes 58 seconds East, a call and measure distance of 124.26 feet to an angle point, Thence southeastwardly along the east lease line, South 34 degrees 01 minutes 35 seconds East, a call and measure distance of 278.80 feet to an angle point, Thence southeastwardly along the east lease line, South 29 degrees 46 minutes 49 seconds East, a call and measure distance of 405.79 feet to an angle point, Thence southeastwardly along the east lease line, South 21 degrees 01 minutes 03 seconds East, a call and measure distance of 100.00 feet to an angle point, Thence southeastwardly along the east lease line, South 36 degrees 30 minutes 49 seconds East, a call and measure distance of 149.22 feet to an angle point, Thence southeastwardly along the east lease line, South 23 degrees 06 minutes 22 seconds East, a call and measure distance of 96.56 feet to an angle point, Thence southeastwardly along the east lease line, South 13 degrees 10 minutes 49 seconds East, a call and measure distance of 124.15 feet to an angle point, Thence southwestwardly along the east lease line, South 00 degrees 50 minutes 37 seconds East, a call and measure distance of 271.56 feet to the southeast corner of said lease area located in the north line of Democrat Road, Thence northwestwardly along the north line of Democrat Road, North 87 degrees 23 minutes 28 seconds West, a call and measure of 771.65 feet to an angle point, Thence continuing northwestwardly along the north line of Democrat Road, North 89 degrees 11 minutes 32 seconds West, a call and measure of 702.07 feet to the point of beginning and containing 1,812,363 square feet or 41.61 acres by calculation.

Parcel 21
[Picture of Parcel]

Parcel 22 Legal Description
Parcel 22
Supplemental Agreement 9, Parcel 20
Fed-Ex Parking
Description of a ground lease area being a portion of the Memphis- Shelby County Airport Authority as recorded in Special Warranty Deed F5-5925, Parcel III; located on the north side of Democrat Road and west of Republic in Memphis, Shelby County, Tennessee.
Commencing (POC) in the north right-of-way line of Democrat Road (100 feet right-of-way), said point being South 89 degrees 11 minutes 32 seconds East, 2,932.23 feet east along said north right-of-way line from a concrete right-of-way monument being identified as the Democrat Road construction plans centerline station 11 + 68.53 which represents the change from a 200 foot wide right-of-way to a 100 foot wide right-of-way along Democrat Road to the TRUE POINT OF BEGINNING of the following lease area , Thence northeastwardly along the said west lease line, North 2 degrees 49 minutes 01 seconds East along the general alignment of a chain link fence, passing a fence corner post at 49.47 feet but in a call of 740.27 feet but a measure of 746.98 feet to a found fence post, Thence southeastwardly along a re-entrant chain link fence line, South 87 degrees 11 minutes 41 seconds East, along said fence line a call and measure distance of 340.03 feet to a found fence corner being an interior corner of said lease area, Thence northeastwardly along an interior chain link fence line North 2 degrees 49 minutes 1 second East and passing a fence corner at 557.3 feet but in all a call of 594.26 feet and a measure of 587.49 feet to the northernmost northwest corner of said lease area, Thence southeastwardly along the north line of said lease area, South 87 degrees 10 minutes 59 seconds East, a call and measure of 159.92 feet to northeast corner of said lease area, Thence southwestwardly along the east line of said lease area, South 0 degrees 48 minutes 28 seconds West and passing a fence line at 1266.81 feet but in all a call and measure of 1316.19 feet to the southeast corner of said lease area being located in the north right-of-way line of Democrat Road, Thence n northwestwardly along the north line of Democrat Road being approximately 7 feet north of the curb line, North 89 degrees 11 minutes 32 seconds West, a call and measure distance of 546.42 feet to the point of beginning and containing 493,414 square feet or 11.33 acres by calculation.

Parcel 22
[Picture of Parcel]

Parcel 23 Legal Description
Parcel 23
Taxiway Sierra
March 4, 2007
Description of a ground lease area being a portion of the Memphis-Shelby County Airport Authority Property as recorded in Special Warranty Deed F5-5925, Parcel 1 and located south of Democrat Road and east of Plough Blvd. Memphis, Shelby County, Tennessee.
Beginning at a found Concrete Right-of-way monument located on the south side of Democrat Road and east of Plough Blvd. being the northwest corner of Supplemental Agreement 26 dated 9/1/2005 with state plane coordinates of approximately N: 291871.80330 & E: 776624.85479; Thence southeastwardly along the south right-of-way line of Democrat (200 feet wide), South 89 degrees 20 minutes 43 seconds East, a distance of 401.48 feet to a found concrete right-of-way monument being the end of the 200 foot wide right-of-way along Democrat Road, Thence northeastwardly along an interior line of the south right-of-way line of Democrat Road, North 0 degrees 40 minutes 37 seconds East, a distance of 39.20 feet to the beginning of a 100 foot wide right-of-way along Democrat Road, Thence southeastwardly along the south line of Democrat Road (100 foot right-of-way), South 89 degrees 11 minutes 3 seconds East, a distance of 946.97 feet to the northeast corner, Thence South 0 degrees 50 minutes 13 seconds West, a distance of 4.79 feet to an exterior point, Thence North 89 degrees 11 minutes 3 seconds West, a distance of 268.26 feet to an interior point, Thence South 0 degrees 43 minutes 5 seconds West, a distance of 338.82 feet to a exterior point, Thence South 63 degrees 0 minutes 31 seconds West, a distance of 9.97 feet to an angle point, Thence South 24 degrees 3 minutes 28 seconds West, a distance of 93.03 feet to an angle point, Thence South 23 degrees 41 minutes 49 seconds East, a distance of 214.23 feet to the westernmost corner of Taxiway Charlie, Thence North 69 degrees 12 minutes 52 seconds East, a distance of 241.65 feet to an angle point, Thence North 0 degrees 52 minutes 54 seconds East, a distance of 31.95 feet to an angle point, Thence North 66 degrees 23 minutes 23 seconds East, a distance of 447.13 feet to an angle point, Thence South 2 degrees 17 minutes 8 seconds West, along the projected centerline of Taxiway Charlie, a distance of 92.71 feet to an angle point, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 147.94 feet to the northwest corner of Supplemental Agreement 27, Thence South 56 degrees 2 minutes 45 seconds East, a distance of 65.03 feet to the northeast corner of Supplemental Agreement 27, Thence South 2 degrees 52 minutes 20 seconds West, a distance of 921.84 feet to the southwest corner of the Tennessee Air National Guard property, Thence South 88 degrees 3 minutes 15 seconds East, along the south line of the Tennessee Air National Guard, a distance of 439.77 feet to the northeast corner of Supplemental Agreement 13 & 17 and being the TRUE POINT OF BEGINNING of the following lease area; Thence South 88 degrees 3 minutes 15 seconds East, along the south line of the Tennessee Air National Guard property, a distance of 263.33 feet to the northeast corner of this lease area, Thence South 1 degree 57 minutes 51 seconds West, a distance of 943.10 feet to the southeast corner of said lease area, Thence North 88 degrees 4 minutes 5 seconds West, a distance of 264.09 feet to the southwest corner of said lease area, Thence North 2 degrees 0 minutes 37 seconds East, a distance of 943.16 feet to the point of beginning and containing approximately 248,711 square feet or 5.710 acres by calculation.

Parcel 23
[Picture of Parcel]